                                                                       EXHIBIT 1

================================================================================

                      AGREEMENT OF MERGER AND CONTRIBUTION

                                      Among

                                TIME WARNER INC.

                           SONY CORPORATION OF AMERICA

                                   CDNOW, INC.

                           DELAWARE HOLDCO CORPORATION

                          PENNSYLVANIA SUBSIDIARY, INC.

                              DELAWARE SUB I L.L.C.

                                       And

                             DELAWARE SUB II L.L.C.

                            Dated as of July 12, 1999

================================================================================

                          Index of Defined Terms in the
                      Agreement of Merger and Contribution

                                                              Defined in
Term                                                            Section
----                                                            -------

Acquisition Agreement............................................7.02(b)
affiliate..........................................................11.03
Arbitration................................................11.10(b)(iii)
Arbitration
   Decision.............................................11.10(b)(iii)(G)
Arbitration
   Hearing..............................................11.10(b)(iii)(D)
Arbitrators.............................................11.10(b)(iii)(B)
ARC..............................................................3.05(b)
Articles of Merger..................................................1.04
Audio License
  Agreements....................................................Recitals
Canadian Competition
   Act...........................................................3.05(b)
Canadian Competition Act
   Approval......................................................3.05(b)
Canadian Sub....................................................Recitals
Canadian Sub Common
   Shares.......................................................Recitals
Canadian Sub Exchange
   Shares.......................................................Recitals
Canadian Transaction
   Agreements...................................................Recitals
Canadian Transactions...........................................Recitals
CDnow...........................................................Preamble
CDnow Benefit Plans.................................................3.10
CDnow Board......................................................3.04(b)
CDnow By-laws.......................................................3.01
CDnow Capital Stock.................................................3.03
CDnow Charter.......................................................3.01
CDnow Common Stock      ........................................Recitals
CDnow Disclosure
   Letter........................................................3.02(a)
CDnow Employee Stock
   Option........................................................8.04(d)
CDnow ERISA Affiliate...............................................3.10
CDnow Financing............................................7.01(a)(x)(A)
CDnow Financing
   Warrants......................................................8.14(b)
CDnow Form S-4 Date.................................................3.06
CDnow Material Adverse
   Effect...........................................................3.01
CDnow Online........................................................3.06
CDnow Pension Plans..............................................3.11(a)
CDnow SEC Documents.................................................3.06
CDnow Shareholder
   Agreement....................................................Recitals
Cdnow Shareholder
   Approval......................................................3.04(c)
CDnow Shareholders
   Meeting.......................................................8.01(d)
CDnow Stock Plans................................................8.04(d)
CDnow Subsidiaries..................................................3.01
CDnow Takeover
   Proposal..................................................7.02(e)(ii)
CDnow Takeover
   Transaction...................................................7.02(b)
CDnow Warrants......................................................3.03
CDnow Working Capital
   Facility......................................................8.14(b)
Certificates.....................................................2.02(b)
Closing.............................................................1.03
Closing Date........................................................1.03
Columbia House..................................................Recitals
Columbia House and Columbia
   House Canada Balance
   Sheet............................................................4.06
Columbia House and Columbia
   House Canada Financial
   Statements.......................................................4.06
Columbia House Balance
   Sheet............................................................4.05
Columbia House Canada...........................................Recitals
Columbia House Closing
   Date Balance Sheet............................................8.14(a)
Columbia House Credit
   Agreement....................................................Recitals
Columbia House Entities.............................................4.01
Columbia House Entities
   Benefit Plans....................................................4.10
Columbia House Entities
   Canadian Plan.................................................4.11(g)
Columbia House Entities
   Disclosure Letter.............................................4.02(a)
Columbia House Entities
   Financial Statements.............................................4.06
Columbia House Entities
   Foreign Plan..................................................4.11(g)
Columbia House Entities
   Material Adverse Effect..........................................4.01
Columbia House Entities
   Pension Plans.................................................4.11(a)
Columbia House ERISA
   Affiliate........................................................4.10
Columbia House Mexico...........................................Recitals
Columbia House Mexico
   Balance Sheet....................................................4.06
Columbia House Mexico
   Financial Statements.............................................4.06
Columbia House Subsidiaries.........................................4.01
Code............................................................Recitals
Confidentiality Agreement........................................7.02(b)
Consent..........................................................3.05(b)
Contract.........................................................3.05(a)
Contribution Transactions........................................1.02(b)
Control-Shifting CDnow
   Takeover Transaction..........................................8.07(b)
D&O Insurance....................................................8.06(a)
Delaware Sub I..................................................Preamble
Delaware Sub II.................................................Preamble
Designated CDnow SEC
   Documents........................................................3.06

                                                              Defined in
Term                                                            Section
----                                                            -------

Dissent Shares...................................................2.01(d)
Effective Time......................................................1.04
Environmental Laws..................................................3.17
ERISA............................................................3.11(a)
Exchange Act.....................................................3.05(b)
Exchange Agent...................................................2.02(a)
Exchange Fund....................................................2.02(a)
Exchangeable Shares.............................................Recitals
Filed CDnow SEC Documents...........................................3.08
Form S-4............................................................3.07
GAAP................................................................3.06
Governance Agreement............................................Recitals
Governmental Entity..............................................3.05(b)
Guaranteed Facility..............................................8.14(a)
Hazardous Substances................................................3.17
Holdco..........................................................Preamble
Holdco Class A Common
  Stock.........................................................Recitals
Holdco Class B Common
  Stock.........................................................Recitals
Holdco Common Stock.............................................Recitals
Holdco Employee Stock
   Option........................................................8.04(d)
HSR Act..........................................................3.05(b)
Indemnity Agreement.............................................Recitals
Initial Agreements..............................................Recitals
Initial Period...................................................7.02(a)
Intellectual Property
   Rights...........................................................3.20
Interim Loan Documents..........................................Recitals
Jason Olim Employment
   Agreement....................................................Recitals
Judgment.........................................................3.05(a)
Law..............................................................3.05(a)
Lenders.........................................................Recitals
Liens............................................................3.02(a)
Losses...........................................................8.06(e)
Master Canadian Transaction
   Agreement....................................................Recitals
material adverse effect............................................11.03
Maximum Premium..................................................8.06(a)
MCo.............................................................Recitals
Mediation...................................................11.10(b)(ii)
Mediator.................................................11.10(b)(ii)(A)
Merger..........................................................Recitals
Merger Consideration.........................................2.01(c)(ii)
Merger Share Issuance............................................1.01(a)
Merger Transactions..............................................1.01(a)
Multiemployer Plan...............................................3.11(c)
Music Video License
   Agreements ..................................................Preamble
Nasdaq..............................................................8.11
N2K..............................................................7.02(a)
Outside Date.................................................10.01(b)(i)
PBCL.............................................................1.01(a)
Pennsylvania Sub................................................Preamble
Permitted Tax
  Distributions...............................................7.01(b)(i)
person.............................................................11.03
Primary Cdnow
   Executives....................................................3.11(e)
Principal CDnow
   Shareholders.................................................Recitals
Proxy Statement..................................................3.05(b)
qualified stock
   options....................................................8.04(a)(i)
Registration Rights
   Agreement....................................................Recitals
Release.............................................................3.17
SEC..............................................................3.05(b)
Securities Act......................................................3.06
Share Issuances..................................................1.02(b)
SMEI............................................................Recitals
Sony............................................................Preamble
Sony Audio License
  Agreements....................................................Recitals
Sony Canada.....................................................Recitals
Sony Capital
   Corporation..................................................Recitals
Sony Columbia House
   Mexico Shares....................................................4.03
Sony Contribution................................................1.02(b)
Sony Contribution Share
   Issuance......................................................1.02(b)
Sony Contribution
   Transactions..................................................1.02(b)
Sony Corporation................................................Recitals
Sony Designees......................................................8.15
Sony Disclosure Letter...........................................6.02(a)
Sony Manufacturing
   Agreements...................................................Recitals
Sony MCo Partnership
   Interest......................................................1.02(b)
Sony Mexico.....................................................Recitals
Sony Mexico Shares...............................................1.02(b)
Sony Music Video License
   Agreements...................................................Preamble
Sony Partnership
   Interests.....................................................1.02(b)
Sony U.S. Contribution...........................................1.02(b)
Stock Option Agreement..........................................Recitals
Strategic Commitments
  Dispute....................................................11.10(b)(i)
Strategic Commitments
   Letter.......................................................Recitals
Subchapter D.....................................................2.01(d)
subsidiary.........................................................11.03
Superior CDnow
   Proposal...................................................7.02(e)(i)
Supplemental Agreements.........................................Recitals
Supplemental Canadian
  Agreements....................................................Recitals
Surviving Corporation............................................1.01(a)
Tax Return.......................................................3.09(k)
Taxes............................................................3.09(k)
Termination Fee..................................................8.07(b)
Time Warner.....................................................Preamble
Time Warner Audio License
   Agreements...................................................Recitals
Time Warner Canada..............................................Recitals
Time Warner Columbia House
   Mexcio Shares....................................................4.03

                                                              Defined in
Term                                                            Section
----                                                            -------

Time Warner Contribution.........................................1.02(a)
Time Warner Contribution
   Share Issuance................................................1.02(a)
Time Warner Contribution
   Transactions..................................................1.02(a)
Time Warner Designees...............................................8.15

Time Warner Disclosure
   Letter........................................................5.02(a)
Time Warner Inc.................................................Recitals
Time Warner Manufacturing
  Agreements....................................................Recitals
Time Warner MCo Partnership
   Interest......................................................1.02(a)
Time Warner Mexico..............................................Recitals
Time Warner Mexico Shares........................................1.02(a)
Time Warner Music Video
   License Agreements...........................................Preamble
Time Warner Partnership
   Interests.....................................................1.02(a)

Time Warner Sub.................................................Recitals
Time Warner U.S.
   Contribution..................................................1.02(a)
Trademark License
  Agreements....................................................Recitals
Transaction Agreements..........................................Recitals
Transactions.....................................................1.02(b)
Transfer Taxes......................................................8.09
TWI.............................................................Recitals
Vco.............................................................Recitals
Voting Columbia House
   Entities Debt....................................................4.03
Voting CDnow Debt...................................................3.03
Voting Preferred
   Share........................................................Recitals
Warner Music Group..............................................Recitals
Year 2000 Compliant..............................................3.16(b)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                        The Merger and the Contributions

SECTION 1.01.  The Merger......................................................7
SECTION 1.02.  The Contributions...............................................8
SECTION 1.03.  Closing........................................................10
SECTION 1.04.  Effective Time.................................................10

                                   ARTICLE II

                  Effect of Merger on the Capital Stock of the
                     Constituent Corporations in the Merger;
                     Exchange of Certificates in the Merger

SECTION 2.01.  Effect on Capital Stock........................................11
SECTION 2.02.  Exchange of Certificates.......................................12

                                   ARTICLE III

                     Representations and Warranties of CDnow

SECTION 3.01.  Organization, Standing and Power...............................16
SECTION 3.02.  CDnow Subsidiaries; Equity Interests...........................17
SECTION 3.03.  Capital Structure..............................................17
SECTION 3.04.  Authority; Execution and Delivery;
                 Enforceability...............................................19
SECTION 3.05.  No Conflicts; Consents.........................................20
SECTION 3.06.  SEC Documents; Undisclosed Liabilities.........................22
SECTION 3.07.  Information Supplied...........................................23
SECTION 3.08.  Absence of Certain Changes or Events...........................23
SECTION 3.09.  Taxes..........................................................26
SECTION 3.10.  Absence of Changes in Benefit Plans............................28
SECTION 3.11.  ERISA Compliance; Excess Parachute
                 Payments.....................................................29
SECTION 3.12.  Litigation.....................................................31
SECTION 3.13.  Compliance with Applicable Laws................................31
SECTION 3.14.  Brokers; Schedule of Fees and Expenses.........................31
SECTION 3.15.  Opinion of Financial Advisor...................................32
SECTION 3.16.  Year 2000 Compliance...........................................32
SECTION 3.17.  Environmental Matters..........................................33
SECTION 3.18.  Contracts......................................................34
SECTION 3.19.  Title to Properties............................................35
SECTION 3.20.  Intellectual Property..........................................36

                                                                            Page
                                                                            ----

SECTION 3.21.  Labor Matters..................................................36
SECTION 3.22.  Insurance......................................................37

                                   ARTICLE IV

                  Representations and Warranties of Time Warner
                   and Sony as to the Columbia House Entities

SECTION 4.01.  Organization, Standing and Power...............................37
SECTION 4.02.  Columbia House Subsidiaries;
                 Equity Interests.............................................38
SECTION 4.03.  Capital Structure..............................................39
SECTION 4.04.  Authority; Execution and Delivery;
                 Enforceability...............................................40
SECTION 4.05.  No Conflicts; Consents.........................................40
SECTION 4.06.  Financial Statements; Undisclosed
                 Liabilities..................................................41
SECTION 4.07.  Information Supplied...........................................42
SECTION 4.08.  Absence of Certain Changes or Events...........................43
SECTION 4.09.  Taxes..........................................................45
SECTION 4.10.  Absence of Changes in Benefit Plans............................46
SECTION 4.11.  ERISA Compliance; Excess Parachute
                 Payments.....................................................47
SECTION 4.12.  Litigation.....................................................50
SECTION 4.13.  Compliance with Applicable Laws................................50
SECTION 4.14.  Brokers; Schedule of Fees and Expenses.........................51
SECTION 4.15.  Year 2000 Compliance...........................................51
SECTION 4.16.  Environmental Matters..........................................51
SECTION 4.17.  Contracts......................................................52
SECTION 4.18.  Title to Properties............................................53
SECTION 4.19.  Intellectual Property..........................................54
SECTION 4.20.  Labor Matters..................................................55
SECTION 4.21.  Insurance......................................................55

                                    ARTICLE V

                  Representations and Warranties of Time Warner

SECTION 5.01.  Authority; Execution and Delivery;
                 Enforceability...............................................55
SECTION 5.02.  No Conflicts; Consents.........................................56
SECTION 5.03.  Time Warner Interests..........................................57

                                                                            Page
                                                                            ----

                                   ARTICLE VI

                     Representations and Warranties of Sony

SECTION 6.01.  Authority; Execution and Delivery;
                 Enforceability...............................................58
SECTION 6.02.  No Conflicts; Consents.........................................58
SECTION 6.03.  Sony Interests.................................................59

                                   ARTICLE VII

               Covenants Relating to Conduct of Business

SECTION 7.01.  Conduct of Business............................................60
SECTION 7.02.  No Solicitation................................................68

                                  ARTICLE VIII

                              Additional Agreements

SECTION 8.01.  Preparation of the Form S-4 and
                 the Proxy Statement; Shareholders
                 Meeting......................................................71
SECTION 8.02.  Access to Information; Confidentiality.........................73
SECTION 8.03.  Reasonable Efforts; Notification...............................74
SECTION 8.04.  CDnow Employee Stock Options...................................75
SECTION 8.05.  Benefit Plans..................................................78
SECTION 8.06.  Indemnification................................................79
SECTION 8.07.  Fees and Expenses..............................................80
SECTION 8.08.  Public Announcements...........................................82
SECTION 8.09.  Transfer Taxes.................................................82
SECTION 8.10.  Affiliates.....................................................83
SECTION 8.11.  Stock Exchange Listing.........................................83
SECTION 8.12.  Tax Treatment..................................................83
SECTION 8.13.  Shareholder Litigation.........................................83
SECTION 8.14.  Certain Financing Arrangements and
                 Contributions................................................83
SECTION 8.15.  Initial Independent Directors of Holdco........................85
SECTION 8.16.  Transition Services............................................85

                                   ARTICLE IX

                              Conditions Precedent

SECTION 9.01.  Conditions to Each Party's Obligation
                 To Effect the Transactions...................................85

                                                                            Page
                                                                            ----

SECTION 9.02.   Conditions to Obligations of
                  Time Warner and Sony........................................86
SECTION 9.03.   Conditions to Obligations of CDnow............................89

                                    ARTICLE X

                        Termination, Amendment and Waiver

SECTION 10.01.  Termination...................................................91
SECTION 10.02.  Effect of Termination.........................................93
SECTION 10.03.  Amendment.....................................................93
SECTION 10.04.  Extension; Waiver.............................................93
SECTION 10.05.  Procedure for Termination, Amendment,
                  Extension or Waiver.........................................94

                                   ARTICLE XI

                               General Provisions

SECTION 11.01.  Nonsurvival of Representations and
                  Warranties..................................................94
SECTION 11.02.  Notices.......................................................94
SECTION 11.03.  Definitions...................................................96
SECTION 11.04.  Interpretation; Disclosure Letters............................96
SECTION 11.05.  Severability..................................................96
SECTION 11.06.  Counterparts..................................................97
SECTION 11.07.  Entire Agreement; No Third-Party
                  Beneficiaries...............................................97
SECTION 11.08.  Governing Law.................................................97
SECTION 11.09.  Assignment....................................................97
SECTION 11.10.  Enforcement...................................................98

                                                                            Page
                                                                            ----

EXHIBIT A     Form of Master Canadian Transaction Agreement
EXHIBIT B     Form of CDnow Shareholder Agreement
EXHIBIT C     Form of Stock Option Agreement
EXHIBIT D     Form of Financing Agreements
EXHIBIT E     Form of Strategic Commitments Letter
EXHIBIT F     Form of Jason Olim Employment Agreement
EXHIBIT G     Form of Governance Agreement
EXHIBIT H     Form of Registration Rights Agreement
EXHIBIT I     Form of Indemnity Agreement
EXHIBIT J     Form of Amended and Restated Articles of
              Incorporation of the Surviving Corporation
EXHIBIT K     Form of Certificate of Incorporation
              of Holdco
EXHIBIT L     Form of By-laws of Holdco
EXHIBIT M     Form of Joint Venture Agreement for MCo EXHIBIT N Form of Joint
              Venture Agreement of VCo EXHIBIT O Form of Joint Venture Agreement
              of Columbia House
EXHIBIT P     Members of Joint Transition Planning Team
EXHIBIT Q     Form of Joint Press Release
EXHIBIT R     Form of Affiliate Letter

                        AGREEMENT OF MERGER AND CONTRIBUTION dated as of July
                  12, 1999, among TIME WARNER INC., a Delaware corporation ("Time Warner"), SONY CORPORATION OF AMERICA, a New York corporation ("Sony"), CDNOW, INC., a Pennsylvania corporation ("CDnow"), DELAWARE HOLDCO CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of CDnow ("Holdco"), PENNSYLVANIA SUBSIDIARY, INC., a Pennsylvania corporation and a direct wholly owned subsidiary of Holdco ("Pennsylvania Sub"), DELAWARE SUB I L.L.C., a Delaware limited liability company and a direct wholly owned subsidiary of Holdco ("Delaware Sub I"), and DELAWARE SUB II L.L.C., a Delaware limited liability company and a direct wholly owned subsidiary of Holdco ("Delaware Sub II").

            WHEREAS the respective Boards of Directors of CDnow, Holdco and Pennsylvania Sub have approved the merger (the "Merger") of Pennsylvania Sub into CDnow on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, without par value, of CDnow (the "CDnow Common Stock") not owned directly or indirectly by CDnow or Pennsylvania Sub shall be converted into the right to receive one share of Class A common stock, par value $0.01 per share, of Holdco (the "Holdco Class A Common Stock");

            WHEREAS, simultaneously with the Merger, Time Warner desires (i) to cause WCI Record Club Inc., a Delaware corporation and an indirect wholly owned subsidiary of Time Warner ("Time Warner Sub"), to contribute on the terms and subject to the conditions set forth in this Agreement all of the right, title and interest in, to and under, and all of the liabilities, obligations and commitments of Time Warner Sub and Time Warner that relate to, or arise out of, the general partnership interests in each of The CH-Music Company, a New York general partnership ("MCo"), the general partners of which are Time Warner Sub and Sony Music Entertainment Inc., a Delaware coporation ("SMEI"), and The CH-Video Company, a New York general partnership ("VCo"), the general partners of which are Time Warner Sub and SMEI, held by Time Warner Sub, to Holdco or, if Holdco shall so direct, Delaware Sub I and (ii) to cause Warner Music Group Inc., a Delaware corporation and an indirect wholly owned subsidiary of Time Warner ("Warner Music Group"), to contribute on the terms and subject to the conditions set forth in this Agreement all of the right, title and interest in, to and under the shares of capital stock of Warner Music Columbia House (Mexico) Inc., a Delaware corporation and an indirect subsidiary of Time Warner ("Time Warner Mexico"), and all of the liabilities, obligations and commitments of Warner Music Group and Time Warner that relate to, or arise out of, the shares of capital stock of Columbia House (Mexico) y Compania, S. en N. de C.V., an unlimited collective commercial company organized under the laws of Mexico ("Columbia House Mexico"), held by Warner Music Group, to Holdco, in each case in exchange for shares of Class B common stock, par value $0.01 per share, of Holdco (the "Holdco Class B Common Stock" and, together with the Holdco Class A Common Stock, the "Holdco Common Stock") and the assumption of the foregoing liabilities, obligations and commitments;

            WHEREAS, simultaneously with the Merger, Sony desires (i) to cause SMEI to contribute on the terms and subject to the conditions set forth in this Agreement all of the right, title and interest in, to and under, and all of the liabilities, obligations and commitments of SMEI that relate to, or arise out of, the general partnership interests in each of MCo and VCo, held by SMEI, to Holdco or, if Holdco shall so direct, Delaware Sub II, and (ii) to cause SMEI to contribute on the terms and subject to the conditions set forth in this Agreement all of the right, title and interest in, to and under the shares of capital stock of Sony Music Entertainment Mexico, S.A., a Delaware corporation and a direct wholly owned subsidiary of SMEI ("Sony Mexico"), and all of the liabilities, obligations and commitments of SMEI and Sony that relate to, or arise out of, the shares of capital stock of Columbia House Mexico, held by Sony Mexico, to Holdco, in each case in exchange for shares of Holdco Class B Common Stock and the assumption of the foregoing liabilities, obligations and commitments;

            WHEREAS, simultaneously with the execution and delivery of this Agreement, Warner Music Canada Ltd., a corporation organized under the laws of Ontario ("Time Warner Canada"), Sony Music Entertainment (Canada) Inc., a corporation organized under the laws of Canada ("Sony Canada"), The Columbia House Company (Canada), a general partnership organized under the laws of Ontario ("Columbia House Canada"), the general partners of which are Time Warner Canada and Sony Canada, 3030809 Nova Scotia ULC, an unlimited liability company organized under the laws of Nova Scotia and a direct wholly owned subsidiary of Columbia House Canada ("Canadian Sub"), and Holdco are entering into a master Canadian transaction agreement in the form of Exhibit A attached hereto (the "Master Canadian Transaction Agreement" and, together with all other agreements attached as schedules thereto (the "Supplemental Canadian Agreements"), the "Canadian Transaction Agreements"), pursuant to which, simultaneously with the Merger and on the terms and subject to the conditions set forth in the Master Canadian Transaction Agreement, (i) Columbia House Canada will transfer all of the right, title and interest in, to and under all the assets of Columbia House Canada other than cash, and cash in the amount of Cdn$500,000, and all of the liabilities, debts and obligations of Columbia House Canada, to Canadian Sub in exchange for common shares in the capital of Canadian Sub (the "Canadian Sub Common Shares") and special shares in the capital of Canadian Sub (the "Canadian Sub Exchange Shares"), (ii) Columbia House Canada will transfer all of the right, title and interest in, to and under the Canadian Sub Common Shares received from Canadian Sub to Holdco in exchange for shares of Holdco Class B Common Stock, (iii) all Canadian Sub Exchange Shares held by Columbia House Canada will be transferred to Canadian Sub in exchange for shares of Canadian Sub that are exchangeable for shares of Holdco Common Stock (the "Exchangeable Shares") and the Canadian Sub Exchange Shares will be canceled, (iv) Holdco will issue one share of voting preferred stock, par value $0.01 per share (the "Voting Preferred Share") of Holdco to the Voting Trustee for the holders of the Exchangeable Shares, (v) Columbia House Canada will distribute all of the right, title and interest in, to and under all shares of Holdco Class B Common Stock and other property (other than the Exchangeable Shares and cash) held by Columbia House Canada to Time Warner Canada and Sony Canada in accordance with their respective interests therein and (vi) Columbia House Canada will, pursuant to a liquidating distribution, distribute all of the right, title and interest in, to and under all of the remaining assets, including cash and Exchangeable Shares, held by Columbia House Canada to Time Warner Canada and Sony Canada in accordance with the partnership agreement and applicable law (collectively, the "Canadian Transactions");

      WHEREAS, simultaneously with the execution and delivery of this Agreement, Time Warner, Sony and certain shareholders of CDnow (the "Principal CDnow Shareholders") are entering into an agreement in the form of Exhibit B attached hereto (the "CDnow Shareholder Agreement"), pursuant to which the Principal CDnow Shareholders will agree to take specified actions in furtherance of the Merger;

            WHEREAS, simultaneously with the execution and delivery of this Agreement, Time Warner, Sony and CDnow are entering into a stock option agreement in the form of Exhibit C attached hereto (the "Stock Option Agreement"), pursuant to which CDnow is granting to Time Warner and Sony the option to purchase shares of CDnow Common Stock on the terms and subject to the conditions set forth therein;

            WHEREAS, simultaneously with the execution and delivery of this Agreement, Time Warner, SMEI and CDnow are entering into agreements in the form of Exhibit D attached hereto (the "Interim Loan Documents", and, together with this Agreement, the Master Canadian Transaction Agreement, the CDnow Shareholder Agreement and the Stock Option Agreement, the "Initial Agreements"), pursuant to which Time Warner and SMEI will agree to make available to CDnow a credit facility for working capital purposes in the event that the Merger, the Contribution Transactions (as defined in Section 1.02(b)) and the Canadian Transactions shall not have been consummated prior to December 15, 1999;

            WHEREAS, upon consummation of the Merger, the Contribution Transactions and the Canadian Transactions, certain strategic commitments, which commitments are described in a letter substantially in the form of Exhibit E attached hereto (the "Strategic Commitments Letter"), of each of Time Warner, Sony and Holdco will become effective;

            WHEREAS, upon consummation of the Merger, the Contribution Transactions and the Canadian Transactions, the business of Holdco is to be organized so as to include an "online/retail division" and a "club division";

            WHEREAS, simultaneously with the execution and delivery of this Agreement, Holdco is entering into an employment agreement in the form of Exhibit F attached hereto with Jason Olim (the "Jason Olim Employment Agreement"), to become effective upon consummation of the Merger, the Contribution Transactions and the Canadian Transactions, pursuant to which Jason Olim will serve as the Division Chief Executive Officer of the Online/Retail Division of Holdco, an Executive Vice President of Holdco, Chairman of the Technology Steering Committee of Holdco and a member of the Board of Directors of Holdco on the terms and subject to the conditions set forth therein;

            WHEREAS, upon consummation of the Merger, the Contribution Transactions and the Canadian Transactions, Warner Music Group, Time Warner Canada, SMEI, Sony Canada and Holdco desire to enter into a governance agreement substantially in the form of Exhibit G attached hereto (the "Governance Agreement"), relating to, among other things, the governance of Holdco and the acquisition and divestiture of shares of Holdco Common Stock;

            WHEREAS, upon consummation of the Merger, the Contribution Transactions and the Canadian Transactions, Time Warner, Sony and Holdco desire to enter into a registration rights agreement substantially in the form of Exhibit H attached hereto (the "Registration Rights Agreement"), pursuant to which each of Time Warner, Sony and certain of their respective affiliates will be granted certain rights to registration of shares of Holdco Common Stock held by Time Warner, Sony or such affiliate, as the case may be, on the terms and subject to the conditions set forth therein;

            WHEREAS, upon consummation of the Merger, the Contribution Transactions and the Canadian Transactions, Holdco, CDnow, Time Warner, SMEI and Sony Capital Corporation, a Delaware corporation ("Sony Capital Corporation") that is an affiliate of Sony, desire to enter into an indemnity agreement substantially in the form of Exhibit I attached hereto (the "Indemnity Agreement"), pursuant to which each of Holdco and CDnow will, under certain circumstances, jointly and severally indemnify, defend and hold harmless each of Time Warner, Sony and Sony Capital for all liabilities, obligations and commitments, and all costs and expenses, and any damages or losses, that relate to, or arise out of, the guarantee of borrowings under the Credit Agreement dated as of March 18, 1993 (as amended, supplemented or otherwise modified from time to time, the "Columbia House Credit Agreement"), among The Columbia House Company, a New York general partnership ("Columbia House"), Columbia House Canada, the financial institutions party from time to time thereto as lenders (the "Lenders"), The Chase Manhattan Bank, formerly known as Chemical Bank, as administrative agent for the Lenders, and Morgan Guaranty Trust Company of New York, as co-agent for the Lenders, provided by such guarantor on the terms and subject to the conditions set forth therein;

            WHEREAS, upon consummation of the Merger, the Contribution Transactions and the Canadian Transactions, (i) Columbia House desires, and Time Warner desires to cause Warner Music Group to, enter into certain amended and restated license agreements substantially in the form previously agreed to by the parties hereto (collectively, the "Time Warner Audio License Agreements"), pursuant to which Warner Music Group will license to Columbia House certain rights to the audio repertoire of the majority owned record labels of Time Warner and (ii) Columbia House and SMEI desire to enter into certain amended and restated license agreements substantially in the form previously agreed to by the parties hereto (the "Sony Audio License Agreements", and, together with the Time Warner Audio

License Agreements, the "Audio License Agreements"), pursuant to which SMEI will license to Columbia House certain rights to the audio repertoire of the majority owned record labels of SMEI, in each case on the terms and subject to the conditions therein;

            WHEREAS, upon consummation of the Merger, the Contribution Transactions and the Canadian Transactions, (i) Columbia House desires, and Time Warner desires to cause Warner Communications Inc. to, enter into certain amended and restated license agreements substantially in the form previously agreed to by the parties hereto (collectively, the "Time Warner Music Video License Agreements"), pursuant to which Warner Communications Inc. will license to Columbia House certain rights to the music video repertoire of the majority owned record labels of Time Warner and (ii) Columbia House and SMEI desire to enter into certain amended and restated license agreements substantially in the form previously agreed to by the parties hereto (collectively, the "Sony Music Video License Agreements", and, together with the Time Warner Video License Agreements, the "Music Video License Agreements"), pursuant to which SMEI will license to Columbia House certain rights to the music video repertoire of the majority owned record labels of SMEI, in each case on the terms and subject to the conditions therein;

            WHEREAS, upon consummation of the Merger, the Contribution Transactions and the Canadian Transactions, Holdco and SMEI desire to enter into certain amended and restated license agreements substantially in the form previously agreed to by the parties hereto (the "Trademark License Agreements"), pursuant to which SMEI will license to Holdco certain rights to specified trademarks, in each case on the terms and subject to the conditions set forth therein;

            WHEREAS, upon consummation of the Merger, the Contribution Transactions and the Canadian Transactions, (i) Holdco and Time Warner desire to, and Time Warner desires to cause certain of its affiliates to, enter into certain manufacturing agreements substantially in the form previously agreed to by the parties hereto (collectively, the "Time Warner Manufacturing Agreements"), pursuant to which Time Warner and such affiliates will manufacture, for the benefit of Holdco, records and (ii) Holdco and SMEI desire to enter into certain manufacturing agreements substantially in the form previously agreed to by the parties hereto (the "Sony Manufacturing Agreements"), pursuant to which SMEI will manufacture, for the benefit of Holdco, records, in each case on the terms and subject to the conditions set forth therein; the Sony Manufacturing Agreements, together with the Jason Olim Employment Agreement, the Governance Agreement, the Registration Rights Agreement, the Indemnity Agreement, the Audio License Agreements, the Music Video License Agreements, the Trademark License Agreements, the Time Warner Manufacturing Agreements and the Supplemental Canadian Agreements are referred to herein as the "Supplemental Agreements"; the Supplemental Agreements together with the Initial Agreements are referred to herein as the "Transaction Agreements";

            WHEREAS for Federal income tax purposes it is intended that the Merger, the Contribution Transactions and the transfer to Holdco for Holdco Class B Common Stock and Exchangeable Shares pursuant to the Canadian Transactions qualify as exchanges under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); and

            WHEREAS Time Warner, Sony, CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the related contribution transactions and also to prescribe various conditions to the Merger and the related contribution transactions.

            NOW, THEREFORE, the parties hereto intending to be legally bound hereby agree as follows:

                                    ARTICLE I

                        The Merger and the Contributions

            SECTION 1.01. The Merger. (a) On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Pennsylvania Business Corporation Law (the "PBCL"), Pennsylvania Sub shall be merged with and into CDnow at the Effective Time (as defined in Section 1.04). At the Effective Time, the separate corporate existence of Pennsylvania Sub shall cease and CDnow shall continue as the surviving corporation (the "Surviving Corporation"). The Merger and the issuance by Holdco of Holdco Common Stock in connection with the Merger (the "Merger Share Issuance") are referred to in this Agreement collectively as the "Merger Transactions".

            (b) The Merger shall have the effects set forth in Section 1929 of the PBCL. Without limiting the generality of the foregoing, and subject thereto, at the

Effective Time, all properties, rights, privileges, powers and franchises of Pennsylvania Sub shall vest in the Surviving Corporation, and all debts, labilities and duties of Pennsylvania Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            (c) The Articles of Incorporation of the Surviving Corporation shall be amended and restated at the Effective Time to read in the form of Exhibit J attached hereto and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (as defined in Section 3.05(a)).

            (d) The By-laws of Pennsylvania Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

            (e) The directors of Pennsylvania Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in each case in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

            (f) The officers of CDnow immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be, in each case in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

            SECTION 1.02. The Contributions. (a) On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Time Warner shall
(i) cause Time Warner Sub to contribute, assign, transfer, convey and deliver to Holdco or, if Holdco shall so direct, Delaware Sub I (the "Time Warner U.S. Contribution"), and Holdco, or, if Holdco shall so direct, Delaware Sub I shall accept from Time Warner Sub, all the right, title and interest of Time Warner Sub in, to and under (A) the general partnership interest in MCo held by Time Warner Sub (the "Time Warner MCo Partnership Interest") and (B) the general partnership interest in VCo held by Time Warner Sub (together with the Time Warner MCo Partnership Interest, the "Time Warner Partnership Interests"), in exchange for (x) the delivery to Time Warner Sub of 41,881,793 shares of

Holdco Class B Common Stock and (y) the assumption by Holdco or, if Holdco shall so direct, Delaware Sub I of all of the liabilities, obligations and commitments of Time Warner Sub and Time Warner that relate to, or arise out of, the Time Warner Partnership Interests and (ii) cause Warner Music Group to contribute, assign, transfer, convey and deliver to Holdco, and Holdco shall accept from Warner Music Group, all the right, title and interest of Warner Music Group in, to and under the shares of capital stock of Time Warner Mexico (together with the Time Warner U.S. Contribution, the "Time Warner Contribution"), held by Warner Music Group (the "Time Warner Mexico Shares"), in exchange for (x) the delivery to Warner Music Group of 205,011 shares of Holdco Class B Common Stock and (y) the assumption by Holdco of all of the liabilities, obligations and commitments of Warner Music Group and Time Warner that relate to, or arise out of, the Time Warner Mexico Shares. The Time Warner Contribution, the related assumption of liabilities by Holdco or Delaware Sub I and Holdco and the issuance by Holdco of Holdco Class B Common Stock in connection therewith (the "Time Warner Contribution Share Issuance") are referred to in this Agreement collectively as the "Time Warner Contribution Transactions".

            (b) On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Sony shall (i) cause SMEI to contribute, assign, transfer, convey and deliver to Holdco or, if Holdco shall so direct, Delaware Sub II (the "Sony U.S. Contribution"), and Holdco or, if Holdco shall so direct, Delaware Sub II shall accept from SMEI, all the right, title and interest of SMEI in, to and under (A) the general partnership interest in MCo held by SMEI (the "Sony MCo Partnership Interest") and (B) the general partnership interest in VCo held by SMEI (together with the Sony MCo Partnership Interest, the "Sony Partnership Interests"), in exchange for (x) the delivery to SMEI of 41,881,793 shares of Holdco Class B Common Stock and (y) the assumption by Holdco or, if Holdco shall so direct, Delaware Sub II of all of the liabilities, obligations and commitments of SMEI and Sony that relate to, or arise out of, the Sony Partnership Interests and (ii) cause SMEI to contribute, assign, transfer, convey and deliver to Holdco, and Holdco shall accept from SMEI, all the right, title and interest of SMEI in, to and under the shares of capital stock of Sony Mexico (together with the Sony U.S. Contribution, the "Sony Contribution"); the Time Warner Contribution and the Sony Contribution are collectively referred to herein as the "Contributions"), held by SMEI (the "Sony Mexico Shares"), in exchange for (x) the delivery to SMEI of 205,011 shares of Holdco Class B Common Stock and (y) the assumption by Holdco of all of the liabilities, obligations and commitments of SMEI and Sony that relate to, or arise out of, the Sony Mexico Shares. The Sony Contribution, the related assumption of liabilities by Holdco or Delaware Sub II and Holdco and the issuance by Holdco of Holdco Class B Common Stock in connection therewith (the "Sony Contribution Share Issuance") are referred to in this Agreement collectively as the "Sony Contribution Transactions"; the Time Warner Contribution Transactions and the Sony Contribution Transactions are referred to in this Agreement collectively as the "Contribution Transactions"; the Sony Contribution Share Issuance, together with the Merger Share Issuance and the Time Warner Contribution Share Issuance, are referred to in this Agreement collectively as the "Share Issuances". The Merger Transactions, the Contribution Transactions and the Canadian Transactions, together with the other transactions contemplated by this Agreement, are referred to in this Agreement collectively as the "Transactions".

            SECTION 1.03. Closing. The closing (the "Closing") of the Transactions shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m., New York City time, on the second business day following the satisfaction (or, to the extent permitted by Law, waiver by all parties) of the conditions set forth in Section 9.01, or, if on such day any condition set forth in Section 9.02 or 9.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article IX (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver by the parties entitled to the benefits of such conditions) have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing by the parties to this Agreement. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

            SECTION 1.04. Effective Time. Prior to the Closing, Time Warner and Sony shall jointly prepare, and on the Closing Date CDnow shall file with the Department of State of the Commonwealth of Pennsylvania, articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the PBCL and CDnow shall make all other filings or recordings required under the PBCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with such Department of State, or at such later time as the parties to this Agreement shall agree and specify in the Articles of Merger, and each of the Contribution Transactions and the Canadian Transactions shall be effective as of the time at which the Merger becomes effective (the time of the effectiveness of the Merger, the Contribution Transactions and the Canadian Transactions being the "Effective Time"). At the Effective Time, the provisions of each of the Supplemental Agreements and the Strategic Commitments Letter shall become effective.

                                   ARTICLE II

                  Effect of Merger on the Capital Stock of the
                     Constituent Corporations in the Merger;
                     Exchange of Certificates in the Merger

            SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of CDnow Common Stock or any shares of capital stock of Pennsylvania Sub:

            (a) Capital Stock of Pennsylvania Sub. Each issued and outstanding share of capital stock of Pennsylvania Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            (b) Cancelation of Treasury Stock and Certain Other Stock. Each share of CDnow Common Stock that is owned by CDnow or Pennsylvania Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Holdco Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

            (c) Conversion of CDnow Common Stock. (i) Subject to Sections 2.01(b) and 2.01(d), each issued share of CDnow Common Stock shall be converted into the right to receive one fully paid and nonassessable share of Holdco Class A Common Stock.

            (ii) The shares of Holdco Class A Common Stock to be issued upon the conversion of shares of CDnow Common Stock pursuant to this Section 2.01(c) are referred to collectively as "Merger Consideration". As of the Effective Time, all such shares of CDnow Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of CDnow Common

Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

            (d) Dissenters Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Dissent Shares") of CDnow Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such Dissent Shares pursuant to, and who complies in all respects with, Subchapter D of Chapter 15 of the PBCL ("Subchapter D") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Dissent Shares shall be entitled to payment of the fair value of such Dissent Shares in accordance with Subchapter D; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of fair value under Subchapter D, then the right of such holder to be paid the fair value of such holder's Dissent Shares shall cease and such Dissent Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c). CDnow shall serve prompt notice to Time Warner and Sony of any demands received by CDnow for appraisal of any shares of CDnow Common Stock, and Time Warner and Sony shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, CDnow shall not, without the prior written consent of Time Warner and Sony, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

            SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Promptly following the Effective Time, Holdco shall deposit with StockTrans, Inc., Ardmore, Pennsylvania, or such other bank or trust company as may be designated by Holdco, Time Warner and Sony (the "Exchange Agent"), for the benefit of the holders of shares of CDnow Common Stock, for exchange in accordance with this
Article II, through the Exchange Agent, certificates representing the shares of Holdco Class A Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of CDnow Common Stock (such shares of Holdco Class A Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Holdco Class A Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

            (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of CDnow Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to
Section 2.01 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Holdco may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Holdco Class A Common Stock that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. Until such time as a certificate representing Holdco Class A Common Stock is issued to or at the direction of the holder of a surrendered Certificate, such Holdco Class A Common Stock shall be deemed not outstanding and shall not be entitled to vote on any matter. In the event of a transfer of ownership of CDnow Common Stock that is not registered in the transfer records of CDnow, a certificate representing the appropriate number of shares of Holdco Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Holdco Class A Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Holdco that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Merger Consideration as contemplated by this Section
2.02. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Holdco Class A Common Stock with a record date after the Effective Time shall be paid to the holder of any Certificate with respect to the shares of Holdco Class A Common Stock issuable upon surrender thereof until the surrender of such Certificate in accordance with this Article II. Subject to applicable Law, following surrender of any Certificate, there shall be paid to the holder the certificate representing whole shares of Holdco Class A Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Holdco Class A Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Holdco Class A Common Stock.

            (d) No Further Ownership Rights in CDnow Common Stock. The Merger Consideration issued (and paid) in accordance with the terms of this Article II upon conversion of any shares of CDnow Common Stock shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of CDnow Common Stock; subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by CDnow on such shares of CDnow Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of CDnow Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

            (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of CDnow Common Stock for six months after the Effective Time shall be delivered to Holdco, upon demand, and any holder of CDnow Common Stock who has not theretofore complied with this Article II shall thereafter look only to Holdco for payment of its claim for Merger Consideration and any dividends or distributions with respect to Holdco Common Stock as contemplated by Section 2.02(c).

            (f) No Liability. None of Time Warner, Sony, CDnow, Holdco, Pennsylvania Sub, Delaware Sub I, Delaware Sub II or the Exchange Agent shall be liable to any person in respect of any shares of Holdco Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration or any dividends or distributions with respect to Holdco Common Stock as contemplated by Section 2.02(c)(i) in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05(b)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

            (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Holdco, on a daily basis. Any interest and other income resulting from such investments shall be paid to Holdco.

            (h) Withholding Rights. Holdco shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of CDnow Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, Holdco will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of CDnow Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

                                   ARTICLE III

                     Representations and Warranties of CDnow

            CDnow represents and warrants to each of Time Warner and Sony as follows:

            SECTION 3.01. Organization, Standing and Power. Each of CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II and each of the other subsidiaries of CDnow (Holdco, Pennsylvania Sub, Delaware Sub I, Delaware Sub II and each other subsidiary of CDnow being collectively referred to in this Agreement as the "CDnow Subsidiaries") is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, has not had and could not reasonably be expected to have a material adverse effect (as defined in Section 11.03) on CDnow and the CDnow Subsidiaries, taken as a whole, or a material adverse effect on the ability of CDnow or any of the CDnow Subsidiaries to perform its obligations under any of the Transaction Agreements to which it is a party or to consummate the Transactions, except to the extent such effect is the result of (i) actions taken by Time Warner or Sony (other than actions required by any Transaction Agreement) or economic factors affecting the economy as a whole or the industry in which CDnow competes or (ii) payment of legal fees incurred in the defense of any litigation by stockholders of CDnow challenging the Transactions (a "CDnow Material Adverse Effect"). CDnow and each CDnow Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify has not had and could not reasonably be expected to have a CDnow Material Adverse Effect. CDnow has delivered to each of Time Warner and Sony true and complete copies of the articles of incorporation of CDnow, as amended to the date of this Agreement (as so amended, the "CDnow Charter"), and the by-laws of CDnow, as amended to the date of this Agreement (as so amended, the "CDnow By-laws"), and the comparable organizational documents of each CDnow Subsidiary, in each case as amended to the date of this Agreement. As of the Effective Time, the Certificate of Incorporation of Holdco will be substantially in the form of

Exhibit K attached hereto and the By-laws of Holdco will be substantially in the form of Exhibit L attached hereto.

            SECTION 3.02. CDnow Subsidiaries; Equity Interests. (a) The letter, dated as of the date of this Agreement, from CDnow to Time Warner and Sony (the "CDnow Disclosure Letter") lists each CDnow Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each CDnow Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in the CDnow Disclosure Letter, are owned by CDnow, by a wholly owned CDnow Subsidiary or by CDnow and a wholly owned CDnow Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

            (b) Except for its interests in the CDnow Subsidiaries and except for the ownership interests set forth in the CDnow Disclosure Letter, CDnow does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

            (c) Each of Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II was formed solely for the purpose of engaging in the Transactions. None of Holdco, Pennsylvania Sub, Delaware Sub I or Delaware Sub II has carried on any business or conducted any operations since the date of its incorporation other than the execution of this Agreement and the other Transaction Agreements to which any of them are parties, the performance of their obligations hereunder and thereunder and matters ancillary thereto.

            SECTION 3.03. Capital Structure. The authorized capital stock of CDnow consists of 200,000,000 shares of CDnow Common Stock, without par value, and 50,000,000 shares of preferred stock, without par value (together with the CDnow Common Stock, the "CDnow Capital Stock"). At the close of business on July 9, 1999, (i) 30,211,473 shares of CDnow Common Stock were issued and outstanding, (ii) no shares of CDnow Common Stock were held by CDnow in its treasury and (iii) 1,511,934 additional shares of CDnow Common Stock were reserved for issuance pursuant to the CDnow Stock Plans (as defined in Section 8.04(d)). The CDnow Disclosure Letter sets forth a complete list of all CDnow Employee Stock Options (as defined in Section 8.04) outstanding at the close of business on July 12, 1999, together with the number of shares of CDnow Common Stock subject to each such CDnow Employee Stock Option and the exercise price thereof. The CDnow Disclosure Letter sets forth a complete list of all warrants to acquire shares of CDnow Common Stock (the "CDnow Warrants") outstanding at the close of business on July 12, 1999 together with the number of shares of CDnow Common Stock subject to each such warrant and the exercise price thereof. Except as set forth above or in the CDnow Disclosure Letter, at the close of business on July 12, 1999, no shares of capital stock or other voting securities of CDnow were issued, reserved for issuance or outstanding. There are no outstanding CDnow stock appreciation rights. All outstanding shares of CDnow Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the PBCL, the CDnow Charter, the CDnow By-laws or any Contract (as defined in Section 3.05) to which CDnow is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of CDnow having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of CDnow Common Stock may vote ("Voting CDnow Debt"). Except as set forth above or in the CDnow Disclosure Letter, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which CDnow or any CDnow Subsidiary is a party or by which any of them is bound (i) obligating CDnow or any CDnow Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, CDnow or any CDnow Subsidiary or any Voting CDnow Debt, (ii) obligating CDnow or any CDnow Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of CDnow Capital Stock. There are not any outstanding contractual obligations of CDnow or any CDnow Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of CDnow or any CDnow Subsidiary. As of the Effective Time, each CDnow Warrant will, by its terms, provide the holder thereof with the right to receive the amount of Merger Consideration such holder would have received in the Merger had such CDnow Warrant been exercised immediately prior to the Effective Time (and no other consideration) upon exercise thereof.

            SECTION 3.04. Authority; Execution and Delivery; Enforceability. (a) Each of CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II has all requisite power and authority to execute and deliver the Transaction Agreements to which it is a party and to consummate the Transactions. The execution and delivery by each of CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II of each Transaction Agreement to which it is a party and the consummation by each of CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II of the Transactions have been duly authorized by all necessary action on the part of CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II, subject, in the case of the Merger, to receipt of the CDnow Shareholder Approval (as defined in Section 3.04(c)). Each of CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II has duly executed and delivered each Initial Agreement to which it is a party, and, assuming the due authorization, execution and delivery by each person other than CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II party thereto, each Initial Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. On or prior to the Closing Date, each of CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II shall have duly executed and delivered each Supplemental Agreement to which it is a party, and, when so executed and delivered, and duly authorized, executed and delivered by each person other than CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II party thereto, each Supplemental Agreement to which it is a party will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            (b) The Board of Directors of CDnow (the "CDnow Board"), at a meeting duly called and held prior to the date of this Agreement, duly and unanimously (i) approved this Agreement, the other Transaction Agreements, the Merger and the other Transactions, (ii) determined that the terms of the Merger and the other Transactions are fair to and in the best interests of CDnow and its shareholders and (iii) recommended that CDnow's shareholders approve and adopt this Agreement. Such resolutions are sufficient to render inapplicable to CDnow, Holdco, Pennsylvania Sub, Time Warner and Sony, and this Agreement, the other Transaction Agreements, the Merger and the other Transactions, the provisions of Subchapters D (Section 2538) and F of Section 25 of the PBCL to the extent, if any, such subchapters would otherwise be applicable to CDnow, Holdco, Pennsylvania Sub, Time Warner, Sony, this Agreement, the other Transaction Agreements, the Merger or the other Transactions. No other state takeover statute or similar statute or regulation applies or purports to apply to CDnow, Holdco or Pennsylvania Sub with respect to this Agreement, the other Transaction Agreements, the Merger or any other Transaction.

            (c) The only vote of holders of any class or series of CDnow Capital Stock necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the affirmative vote of a majority of the votes cast by all holders of CDnow Common Stock entitled to vote thereon (the "CDnow Shareholder Approval"). The affirmative vote of the holders of CDnow Capital Stock, or any of them, is not necessary to approve any Transaction Agreement other than this Agreement or to consummate any Transaction other than the Merger.

            SECTION 3.05. No Conflicts; Consents. (a) Except as set forth in the CDnow Disclosure Letter, the execution and delivery by each of CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II of this Agreement and each other Transaction Agreement to which it is a party do not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of CDnow, Holdco, Pennsylvania Sub, Delaware Sub I, Delaware Sub II or any other CDnow Subsidiary under, any provision of (i) the CDnow Charter, the CDnow By-laws or the comparable organizational documents of Holdco, Pennsylvania Sub, Delaware Sub I, Delaware Sub II or any other CDnow Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which CDnow, Holdco, Pennsylvania Sub, Delaware Sub I, Delaware Sub II or any other CDnow Subsidiary is a party or by which any of its properties or assets is bound or
(iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Law") applicable to CDnow, Holdco, Pennsylvania Sub, Delaware Sub I, Delaware Sub II or any other CDnow Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such items that, individually and in the aggregate, have not had and could not reasonably be expected to have a CDnow Material Adverse Effect.

            (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to CDnow or any other CDnow Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and Competition Act (Canada) (the "Canadian Competition Act") and receipt of the Canadian Competition Act Approval (as defined below), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy or information statement relating to the adoption of this Agreement by CDnow's shareholders (the "Proxy Statement") and (B) such reports under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the other Transaction Agreements and the Transactions, (iii) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and appropriate documents with the relevant authorities of the other jurisdictions in which CDnow is qualified to do business, (iv) such Consents, registrations or filings as may be required under applicable state securities laws or the laws of any foreign country, (v) compliance with and such filings as may be required under applicable Environmental Laws (as defined in Section 3.17), (vi) such filings as may be required in connection with the Taxes (as defined in Section 3.09(k)) described in Section 8.09 and (vii) such other items as are set forth in the CDnow Disclosure Letter. "Canadian Competition Act Approval" means the relevant waiting period under Section 123 of the Canadian Competition Act shall have expired and (a) an advance ruling certificate (an "ARC") pursuant to Section 102 of the Canadian Competition Act shall have been issued by the Commissioner, (b) a "no action letter" indicating that the Commissioner has determined not to make an application for an order under Section 92 of the Canadian Competition Act shall have been received from the Commissioner, and any terms and conditions attached to any such letter shall be reasonably acceptable to each party or

(c) in the event that neither an ARC nor a "no action letter" is issued, there shall be no threatened or actual application by the Commissioner for an order under Sections 92 or 100 of the Canadian Competition Act.

            SECTION 3.06. SEC Documents; Undisclosed Liabilities. All reports, schedules, forms, statements and other documents required to be filed with the SEC (i) by CDnow since March 17, 1999 and (ii) by CDnow Online, Inc. (formerly known as CDnow, Inc.), a Pennsylvania corporation and a wholly owned CDnow Subsidiary ("CDnow Online"), since February 9, 1998 (such reports, schedules, forms, statements and other documents, the "CDnow SEC Documents") have been duly filed by such parties. As of its date, each CDnow SEC Document complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such CDnow SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in (i) the Registration Statement on Form S-4 filed with the SEC by CDnow on February 16, 1999 (the "CDnow Form S-4 Date"), (ii) all reports, schedules, forms, statements and documents filed with the SEC by CDnow pursuant to the Exchange Act and the rules and regulations of the SEC promulgated thereunder since the CDnow Form S-4 Date and (iii) the Annual Report on Form 10-K of CDnow Online for the year ended December 31, 1998 (collectively, the "Designated CDnow SEC Documents") has been revised or superseded by a subsequent report, schedule, form, statement or other document filed with the SEC by CDnow, which subsequent report, schedule, form, statement or other document is publicly available prior to the date of this Agreement, none of the Designated CDnow SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the CDnow SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect as of their respective filing dates, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the financial position of the entities purported to be covered thereby as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Except as disclosed in the Filed CDnow SEC Documents (as defined in Section 3.08), and except for liabilities and obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practice or as set forth in the CDnow Disclosure Letter, neither CDnow nor any CDnow Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet or in the notes thereto, except those liabilities or obligations that, individually and in the aggregate, have not had and could not reasonably be expected to have a CDnow Material Adverse Effect.

            SECTION 3.07. Information Supplied. None of the information supplied or to be supplied by CDnow for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Holdco in connection with the Share Issuances (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to CDnow's shareholders or at the time of the CDnow Shareholders Meeting (as defined in Section 8.01(d)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by CDnow with respect to statements made or incorporated by reference therein based on information supplied by Time Warner or Sony in writing for inclusion or incorporation by reference in the Proxy Statement.

            SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in the CDnow SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed CDnow SEC Documents") or set forth in the CDnow Disclosure Letter, each of CDnow and each CDnow Subsidiary has conducted its business only in the ordinary course, and there has not been:

            (i) since March 18, 1999, any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a CDnow Material Adverse Effect;

            (ii) since March 18, 1999, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any CDnow Capital Stock or any repurchase for value by CDnow of any CDnow Capital Stock;

            (iii) since March 18, 1999, any split, combination or reclassification of any CDnow Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for shares of, CDnow Capital Stock;

            (iv) since March 18, 1999, (A) any granting by CDnow or any CDnow Subsidiary to any director or executive officer of, or consultant (who performs services comparable to an employee) to, CDnow or any CDnow Subsidiary of any increase in compensation, except for customary increases in cash compensation in the ordinary course of business consistent with prior practice or as was required under employment agreements or plans in effect as of March 18, 1999, (B) any granting by CDnow or any CDnow Subsidiary to any such director, executive officer or consultant of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements or plans in effect as of March 18, 1999, (C) except as permitted by Section 7.01(a)(viii) after the date of this Agreement, any entry by CDnow or any CDnow Subsidiary into, or any amendment of, any employment, consulting, deferred compensation, indemnification, severance or termination agreement with any such director, executive officer or consultant or (D) any acceleration of the vesting of any CDnow Employee Stock Options or other equity-based compensation;

            (v) since December 31, 1998, any change in accounting methods, principles or practices by CDnow or any CDnow Subsidiary materially affecting the consolidated assets, liabilities or results of operations of CDnow or such CDnow Subsidiary, except insofar as may have been required by a change in GAAP or by SEC interpretations with respect to filings therewith;

            (vi) since December 31, 1998, any material elections or changes in accounting methods with respect to Taxes by CDnow or any CDnow Subsidiary or settlement or compromise by CDnow or any CDnow Subsidiary of any material Tax liability or refund;

            (vii) since March 18, 1999, any acquisition by CDnow or any CDnow Subsidiary (A) by merging or consolidating with, or by purchasing assets of, or by any other manner, any equity interest in or portion of any business of any corporation, partnership, company, limited liability company, joint venture, association or other business organization or division thereof or (B) of any assets that, individually, are in excess of $1 million or, in the aggregate, are in excess of $2.5 million, except purchases of inventory for resale and renewals of licenses, in each case in the ordinary course of business consistent with prior practice;

            (viii) since March 18, 1999, any sale, lease, assignment, transfer, conveyance, delivery or other disposition, or any divestiture, by CDnow or any CDnow Subsidiary of any properties or assets of CDnow or such CDnow Subsidiary, other than sales of inventory and renewals of licenses, in each case in the ordinary course of business consistent with prior practice and sale/leaseback transactions in respect of equipment financings not to exceed $1 million in the aggregate; or

            (ix) since March 18, 1999, any entry by CDnow or any CDnow Subsidiary into, or any amendment or modification of, any agreement (A) in respect of the licensing of any material Intellectual Property Rights (as defined in Section 3.20) on an exclusive basis or for a term in excess of two years or involving the cash payment, equivalent equity outlay or provision of services in an amount greater than (I) $100,000 per annum or
      (II) $500,000 over the term of the agreement, (B) with any "portal", "internet service provider" or "internet search engine" that provides for the cash payment, equivalent equity outlay or provision of services in an amount greater than (I) $100,000 per annum or (II) $500,000 over the term of the agreement or (C) with any record company or label or affiliate thereof that provides for the cash payment, equivalent equity outlay or provision of services in an amount greater than (I) $100,000 per annum or (II) $500,000 over the term of the agreement.

            SECTION 3.09. Taxes. (a) Each of CDnow and each CDnow Subsidiary has timely filed, or has had or caused to be timely filed on its behalf, all Tax Returns (as defined in Section 3.09(k)) required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually and in the aggregate, have not had and could not reasonably be expected to have a CDnow Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually and in the aggregate, has not had and could not reasonably be expected to have a CDnow Material Adverse Effect. Each of CDnow and each CDnow Subsidiary has withheld or collected and has paid over to the appropriate taxing authority (or is properly holding for payment to such taxing authority) all Taxes required by law to be withheld or collected, except for amounts that would not, individually and in the aggregate, have a CDnow Material Adverse Effect.

            (b) The pro forma financial statements contained in the Filed CDnow SEC Documents reflect an adequate reserve for all Taxes payable by CDnow and the CDnow Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed or, to the knowledge of CDnow, threatened against CDnow or any CDnow Subsidiary, no waivers of the time to assess any such Taxes are outstanding and no requests for any waivers are pending, except for any such deficiency, waiver or request for waiver, that individually and in the aggregate, has not had and could not reasonably be expected to have a CDnow Material Adverse Effect.

            (c) Except as set forth in the CDnow Disclosure Letter, none of the Tax Returns of CDnow or any CDnow Subsidiary has been examined by any taxing authority or is currently being examined by any taxing authority or is the subject of a pending examination. All assessments for Taxes due with respect to any completed or settled examinations or any concluded litigation have been fully paid. Except as set forth in the CDnow Disclosure Letter, neither CDnow nor any CDnow Subsidiary has entered into a closing agreement with any taxing authority with respect to Taxes.

            (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable or that are being contested in good faith in appropriate proceedings) on the assets of CDnow or any CDnow Subsidiary. Neither CDnow nor any CDnow Subsidiary (i) is bound by any agreement with any affiliate with respect to Taxes or (ii) otherwise is bound by any tax sharing, allocation or similar agreement or any indemnification or reimbursement agreement with respect to Taxes.

            (e) Neither CDnow nor any CDnow Subsidiary has made an election under Section 341(f) of the Code or otherwise, except for any elections that would not, individually and in the aggregate, have a CDnow Material Adverse Effect. Neither CDnow nor any CDnow Subsidiary (i) has agreed to or is required to make any adjustments pursuant to Section 481 of the Code; (ii) has knowledge that the Internal Revenue Service has proposed any such adjustment or a change in accounting method with respect to such entity; or (iii) has an application pending with the Internal Revenue Service or any other taxing authority requesting permission for any change in accounting method.

            (f) Neither CDnow nor any CDnow Subsidiary was, at any time during the period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

            (g) Except as set forth in the CDnow Disclosure Letter, neither CDnow nor any CDnow Subsidiary has been a member of a group filing combined, consolidated or unitary Tax Returns other than a group of which CDnow is the common parent, and neither CDnow nor any CDnow Subsidiary has any liability for Taxes of any other person under Treasury Regulations Section 1.1502-6 (or comparable provisions of foreign, state or local law), as a transferee or successor, by contract or otherwise.

            (h) CDnow has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger and the Contributions from qualifying as exchanges under Section 351 of the Code.

            (i) No notice of a claim or pending investigation has been received, or to the knowledge of CDnow or any CDnow Subsidiary, has been threatened, by any state, local or other jurisdiction with which CDnow or any CDnow Subsidiary does not currently file Tax Returns, alleging that CDnow or such CDnow Subsidiary has a duty to file Tax Returns and pay Taxes or is otherwise subject to the taxing authority of such jurisdiction, nor has CDnow or any CDnow Subsidiary received any notice or questionnaire from any such jurisdiction that suggests or asserts that CDnow or such

CDnow Subsidiary may have a duty to file such Tax Returns and pay such Taxes, or otherwise is subject to the taxing authority of such jurisdiction.

            (j) Except as set forth in the CDnow Disclosure Letter, the CDnow Stock Plans and any awards or grants thereunder have been designed so that the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by CDnow or any of its subsidiaries under any such plan, award or grant and, to the knowledge of CDnow, no fact or circumstance exists that would cause such disallowance to apply to any such amount.

            (k) For purposes of this Agreement:

            "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

            "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

            SECTION 3.10. Absence of Changes in Benefit Plans. Except as disclosed in the Filed CDnow SEC Documents or set forth in the CDnow Disclosure Letter, as of the date of this Agreement, since March 18, 1999, there has not been any adoption or amendment in any material respect by CDnow or any CDnow Subsidiary or any CDnow ERISA Affiliate (as defined below) of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of CDnow or any CDnow Subsidiary or any entity that, with CDnow or any CDnow Subsidiary, formed or forms a "Controlled Group" within the meaning of Section 412(n)(6) of the Code (each, a "CDnow ERISA Affiliate") (collectively, "CDnow Benefit Plans"). Except as disclosed in the Filed CDnow SEC Documents or set forth in the CDnow Disclosure Letter, as of the date of this Agreement, there are no employment, consulting, indemnification, severance or termination agreements or arrangements between CDnow or any CDnow Subsidiary and any current or former employee, executive officer or director of CDnow or any CDnow Subsidiary. Except as set forth in the CDnow Disclosure Letter, neither CDnow nor any CDnow Subsidiary has any general severance plan or policy.

            SECTION 3.11. ERISA Compliance; Excess Parachute Payments. (a) The CDnow Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject thereto) (sometimes referred to herein as "CDnow Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other CDnow Benefit Plans maintained, or contributed to, by CDnow or any CDnow Subsidiary for the benefit of any current or former employees, officers or directors of CDnow or any CDnow Subsidiary. CDnow has delivered to each of Time Warner and Sony true, complete and correct copies of (i) each CDnow Benefit Plan (or, in the case of any unwritten CDnow Benefit Plan, a description thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each CDnow Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each CDnow Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any CDnow Benefit Plan.

            (b) Except as set forth in the CDnow Disclosure Letter, each CDnow Pension Plan that is intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service to the effect that such CDnow Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of CDnow, has revocation been threatened, nor has any such CDnow Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

            (c) No CDnow Pension Plan is a defined benefit plan subject to Title IV of ERISA, and no CDnow Pension Plan is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan"). None of CDnow, any CDnow Subsidiary, any CDnow ERISA Affiliate, any officer of CDnow, any CDnow Subsidiary or any CDnow ERISA Affiliate or any of the CDnow Benefit Plans which are subject to ERISA, including the CDnow Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject CDnow, any CDnow Subsidiary, any CDnow ERISA Affiliate or any officer of CDnow, any CDnow Subsidiary or any CDnow ERISA Affiliate to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. None of such CDnow Benefit Plans and trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any CDnow Benefit Plan during the last five years. None of CDnow, any CDnow Subsidiary or any CDnow ERISA Affiliate has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Multiemployer Plan.

            (d) With respect to any CDnow Benefit Plan that is an employee welfare benefit plan, except as set forth in the CDnow Disclosure Letter, (i) no such CDnow Benefit Plan is funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code), (ii) each such CDnow Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (iii) each such CDnow Benefit Plan (including any such plan covering retirees or other former employees) may be amended or terminated without material liability to CDnow or any CDnow Subsidiary on or at any time after the Effective Time.

            (e) Other than payments that may be made to the persons listed in the CDnow Disclosure Letter (the "Primary CDnow Executives") as set forth in the CDnow Disclosure Letter, any amount that could be received (whether in cash or property or the vesting of property) as a result of the Transactions by any employee, officer or director of CDnow or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or CDnow Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

            (f) Each CDnow Benefit Plan has been maintained in all material respects in accordance with its terms and with all applicable provisions of the Code, ERISA and other applicable laws.

            SECTION 3.12. Litigation. Except as set forth in the CDnow Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of CDnow, threatened against or affecting CDnow or any CDnow Subsidiary (and CDnow is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, has had or could reasonably be expected to have a CDnow Material Adverse Effect, nor is there any Judgment outstanding against, or, to the knowledge of CDnow, investigation by any Governmental Entity involving, CDnow or any CDnow Subsidiary that, individually or in the aggregate, has had or could reasonably be expected to have a CDnow Material Adverse Effect.

            SECTION 3.13. Compliance with Applicable Laws. CDnow and each of the CDnow Subsidiaries are in compliance with all Laws applicable to CDnow or such CDnow Subsidiary, except for instances of possible noncompliance that, individually and in the aggregate, have not had and could not reasonably be expected to have a CDnow Material Adverse Effect. As of the date of this Agreement, except as set forth in the CDnow Disclosure Letter, CDnow has not received, and no CDnow Subsidiary has received during the past two years, from a Governmental Entity, any written communication that alleges that CDnow or any CDnow Subsidiary is not in compliance in any material respect with any applicable Law. This Section 3.13 does not relate to matters with respect to Taxes, which are the subject of Section 3.09, compliance with ERISA, which is the subject of Section 3.11, or Environmental Matters, which are the subject of
Section 3.17.

            SECTION 3.14. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Allen & Company, Incorporated and Deutsche Bank Alex. Brown Incorporated, the fees and expenses of which will be paid by CDnow, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of CDnow or any CDnow Subsidiary. A copy of the engagement letter relating to the services to be provided by Allen & Company, which letter sets forth all fees and expenses to be paid to Allen & Company by CDnow and the CDnow Subsidiaries, has been delivered to Time Warner and Sony; such letter is the only document related to the services to be provided by Allen & Company to CDnow and the CDnow Subsidiaries in connection with the Transactions and such letter is in full force and effect. A copy of the engagement letter relating to the services to be provided by Deutsche Bank Alex. Brown Incorporated, which letter sets forth all fees and expenses to be paid to Deutsche Bank Alex. Brown Incorporated by CDnow and the CDnow Subsidiaries, has been delivered to Time Warner and Sony; such letter is the only document related to the services to be provided by Deutsche Bank Alex. Brown Incorporated to CDnow and the CDnow Subsidiaries in connection with the Transactions and such letter is in full force and effect. The CDnow Disclosure Letter sets forth an estimate of all legal and accounting fees and expenses incurred as of the date of this Agreement by CDnow and the CDnow Subsidiaries in connection with the Transactions.

            SECTION 3.15. Opinion of Financial Advisor. CDnow has received the opinion of Allen & Company, Incorporated and Deutsche Bank Alex. Brown Incorporated, each dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the holders of CDnow Common Stock is fair to such holders from a financial point of view, a signed copy of which opinion has been or will promptly be delivered to each of Time Warner and Sony.

            SECTION 3.16. Year 2000 Compliance. (a) Except as set forth in the CDnow Disclosure Letter, the computer systems and software programs of CDnow and the CDnow Subsidiaries are Year 2000 Compliant (as defined below). The best current estimates of CDnow of capital expenditures to be Year 2000 Compliant are set forth in the CDnow Disclosure Letter.

            (b) The term "Year 2000 Compliant", with respect to a computer system or software program, means that such computer system or program: (i) is capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000; (ii) has the ability to provide date recognition for any data element without limitation; (iii) has the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000; (iv) has the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) has the ability not to produce noncompliance in existing data, nor otherwise corrupt such data, into and beyond the year 2000; (vi) has the ability to process correctly after January 1, 2000, data containing dates before that date; and
(vii) has the ability to recognize all "leap year" dates, including February 29, 2000.

            SECTION 3.17. Environmental Matters. Except as disclosed in the Filed CDnow SEC Documents or set forth on the CDnow Disclosure Letter, and except as would not, individually and in the aggregate, be reasonably likely to have a CDnow Material Adverse Effect, (i) CDnow and each of the CDnow Subsidiaries are in compliance with all applicable Environmental Laws, (ii) CDnow and each of the CDnow Subsidiaries have all permits, authorizations, licenses, consents and approvals required under applicable Environmental Laws and are in compliance with their respective requirements, (iii) there are no pending, or to the knowledge of CDnow, threatened, claims, proceedings or investigations against CDnow or any CDnow Subsidiary alleging a violation of Environmental Law, (iv) neither CDnow nor any CDnow Subsidiary has received written notice alleging that CDnow or any CDnow Subsidiary is potentially liable for the costs of investigating or remediating Hazardous Substances at any property; (v) to the knowledge of CDnow and each of the CDnow Subsidiaries, there have been no Releases of Hazardous Substances in, on, under or at any properties currently owned or leased by CDnow or any of the CDnow Subsidiaries;
(vi) to the knowledge of CDnow and each of the CDnow Subsidiaries, there are no underground storage tanks at any properties currently owned or leased by CDnow or any of the CDnow Subsidiaries; and (vii) to the knowledge of CDnow and the CDnow Subsidiaries, CDnow and the CDnow Subsidiaries have made available for review by Time Warner and Sony all material environmental reports, studies and related correspondence, as of the date hereof, relating to properties currently owned or leased by CDnow or any of the CDnow Subsidiaries. For purposes of this Agreement, the term "Environmental Laws" shall mean any applicable foreign, Federal, state or local statutes, laws, regulations, ordinances, rules or codes in effect as of the Closing Date relating to protection of the environment or human health, or to the use, management or disposal of Hazardous Substances. For purposes of this Agreement, the term "Hazardous Substances" shall mean any explosive or radioactive substances or materials, any toxic or hazardous substances or materials, including asbestos or asbestoscontaining materials, polychlorinated biphenyls, petroleum and petroleum products, and any other substances or materials defined as, or included in the definition of, "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any Environmental Law. For purposes of this Agreement, the term "Release" shall mean any spilling, leaking, pumping, pouring, discharging, emitting, emptying, leaching, injecting, dumping or disposing into the environment.








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                                                                              34

            SECTION 3.18. Contracts. Except as filed as an exhibit to the Filed CDnow SEC Documents or set forth the CDnow Disclosure Letter, there are no Contracts in effect as of the date of this Agreement that are material to the business, properties, assets, condition (financial or otherwise) or results of operations of CDnow and the CDnow Subsidiaries, taken as a whole. Except as set forth in the CDnow Disclosure Letter and except for Contracts entered into after the date of this Agreement not in violation of any other provision of this Agreement, neither CDnow nor any CDnow Subsidiary is party to any:

            (i) Contract with any labor union;

            (ii) employment agreement, or consulting agreement or other contract for services, pursuant to which an individual performs services comparable to an employee, with annual financial obligations of CDnow or any CDnow Subsidiary in excess of $100,000;

            (iii) loan agreement or instrument relating to indebtedness for borrowed money;

            (iv) Contract with any agent, dealer or distributor acting on behalf of CDnow or any CDnow Subsidiary;

            (v) stand-by letters of credit, guarantees or performance bonds involving amounts in excess of $100,000 in the aggregate;

            (vi) Contract with any affiliate of CDnow;

            (vii) Contract that provides for the cash payment, equivalent equity outlay or provision of services (A) in an amount greater than $150,000 per annum or (B) $500,000 over the term of the Contract;

            (viii) Contract that establishes any form of exclusivity restriction on CDnow or any CDnow Subsidiary, any exclusive or preferred vendor relationship restricting CDnow or any CDnow Subsidiary in any material respect, any covenant not to compete restricting CDnow or any CDnow Subsidiary or any covenant restricting in any material respect the development, marketing or distribution by CDnow or any CDnow Subsidiary of any of its products, content or services, in each case that is binding on CDnow or any CDnow Subsidiary for the calendar year 1999 or thereafter; or

            (ix) Contract (A) in respect of the licensing of any Intellectual Property Rights held by CDnow or any CDnow Subsidiary on an exclusive basis or for a term in excess of one year or involving the cash payment, equivalent equity outlay or provision of services in an amount greater than (I) $100,000 per annum or (II) $500,000 over the term of the agreement, (B) with a "portal", "internet service provider" or "internet search engine" that provides for the cash payment, equivalent equity outlay or provision of services in an amount greater than (i) $100,000 per annum or (ii) $500,000 over the term of the agreement or (C) with any record company or label or affiliate thereof that provides for the cash payment, equivalent equity outlay or provision of services in an amount greater than (I) $100,000 per annum or (II) $500,000 over the term of the Contract.

Neither CDnow nor any CDnow Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, nor, to the knowledge of CDnow, is any other party to any such Contract in violation of or in default under such Contract, except for violations or defaults that, individually and in the aggregate, have not had and could not reasonably be expected to have a CDnow Material Adverse Effect.

            SECTION 3.19. Title to Properties. (a) Each of CDnow and each CDnow Subsidiary has (i) good and marketable title to, or valid leasehold interests in, all its real properties and (ii) good and valid title to, or valid leasehold interests in, all its personal properties and assets, in each case except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which CDnow or any CDnow Subsidiary has leasehold interests, are free and clear of all Liens other than those disclosed in the CDnow Disclosure Letter and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of CDnow and the CDnow Subsidiaries to conduct business as currently conducted.

            (b) Except as disclosed in the Filed CDnow SEC Documents or set forth in the CDnow Disclosure Letter, each of CDnow and each CDnow Subsidiary has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of CDnow and each CDnow Subsidiary enjoys peaceful and undisturbed possession under all such leases.

            SECTION 3.20. Intellectual Property. Except as set forth in the CDnow Disclosure Letter, CDnow and the CDnow Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business as currently conducted of CDnow and the CDnow Subsidiaries, taken as a whole. The CDnow Disclosure Letter includes a description of all Intellectual Property Rights which are material to the conduct of the business of CDnow and the CDnow Subsidiaries, taken as a whole. Except as set forth in the CDnow Disclosure Letter, no claims are pending or, to the knowledge of CDnow, threatened that CDnow or any CDnow Subsidiary is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right, except in each case for any such claims that, individually and in the aggregate, have not had and could not reasonably be expected to have a CDnow Material Adverse Effect. To the knowledge of CDnow, as of the date of this Agreement, except as set forth in the CDnow Disclosure Letter, no person is infringing the rights of CDnow or any CDnow Subsidiary with respect to any Intellectual Property Right. Except as set forth in the CDnow Disclosure Letter, neither CDnow nor any of the CDnow Subsidiaries has licensed, or otherwise granted, to any party (other than CDnow or any CDnow Subsidiary) any rights in or to any Intellectual Property Rights (i) on an exclusive basis,
(ii) involving the cash payment, equivalent equity outlay or provision of services in an amount greater than (x) $100,000 per annum or (y) $500,000 over the term of the license or (iii) for a term in excess of one year.

            SECTION 3.21. Labor Matters. Except as disclosed in the Filed CDnow SEC Documents or set forth in the CDnow Disclosure Letter, (i) there are no collective bargaining or other labor union agreements to which CDnow or any CDnow Subsidiary is a party or by which any of them is bound and (ii) to the knowledge of CDnow, during the past five years neither CDnow nor any CDnow Subsidiary has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

            SECTION 3.22. Insurance. CDnow and each of the CDnow Subsidiaries have insurance covering their respective properties, operations and businesses, which insurance is in amounts and insures against such losses and risks as are adequate, in the opinion of CDnow, to protect CDnow and its business and each of the CDnow Subsidiaries and its business. The CDnow "key man" insurance policy covering Jason Olim and any of its other principal executive officers, is in the amount set forth in the CDnow Disclosure Letter and insures against such losses and risks as are adequate, in the opinion of CDnow, to protect CDnow and its business.

                                   ARTICLE IV

                  Representations and Warranties of Time Warner
                   and Sony as to the Columbia House Entities

            Time Warner and Sony, jointly and severally, represent and warrant to CDnow as follows:

            SECTION 4.01. Organization, Standing and Power. Each of Columbia House, MCo, VCo, Columbia House Mexico, Sony Mexico, Time Warner Mexico and Columbia House Canada (collectively, the "Columbia House Entities") and each of the subsidiaries of Columbia House and Columbia House Canada (the "Columbia House Subsidiaries") is duly formed and validly existing under the Laws of the jurisdiction in which it is formed and has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on the Columbia House Entities and the Columbia House Subsidiaries, taken as a whole, or a material adverse effect on the ability of any of the Columbia House Entities, the Columbia House Subsidiaries, Time Warner Canada or Sony Canada to perform its obligations under any of the Transaction Agreements to which it is a party or to consummate the Transactions, except to the extent such effect is the result of (i) actions taken by CDnow (other than actions required by any Transaction Agreement) or economic factors affecting the








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                                                                              38


economy as a whole or the industry in which the Columbia House Entities compete or (ii) payment of legal fees incurred in the defense of any litigation by stockholders of CDnow challenging the Transactions (a "Columbia House Entities Material Adverse Effect"). Each of the Columbia House Entities and each Columbia House Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify has not had and could not reasonably be expected to have a Columbia House Entities Material Adverse Effect. Time Warner or Sony has delivered to CDnow true and complete copies of the joint venture agreements in respect of each of MCo, VCo and Columbia House, the organizational documents of Time Warner Mexico, Sony Mexico, Columbia House Mexico and Columbia House Canada and the organizational documents of each Columbia House Subsidiary, in each case as amended to the date of this Agreement. As of the Effective Time, the joint venture agreement in respect of MCo will be substantially in the form of Exhibit M attached hereto, the joint venture agreement in respect of VCo will be substantially in the form of Exhibit N attached hereto and the joint venture agreement in respect of Columbia House will be substantially in the form of Exhibit O attached hereto.

            SECTION 4.02. Columbia House Subsidiaries; Equity Interests. (a) The letter, dated as of the date of this Agreement, from the Columbia House Entities to CDnow (the "Columbia House Entities Disclosure Letter") lists each Columbia House Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each Columbia House Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in the Columbia House Entities Disclosure Letter, are owned by a Columbia House Entity or a wholly owned Columbia House Subsidiary or by a Columbia House Entity and a wholly owned Columbia House Subsidiary, free and clear of all Liens. As of the date of this Agreement, neither MCo nor VCo has any subsidiaries other than Columbia House. As of the date of this Agreement, Time Warner Mexico and Sony Mexico do not have any subsidiaries other than Columbia House Mexico. As of the date of this Agreement, Columbia House Canada does not have any subsidiaries other than Canadian Sub.

            (b) Except for the interests in the Columbia House Subsidiaries and the interests of Time Warner Mexico and Sony Mexico in Columbia House Mexico, and except for the ownership interests set forth in the Columbia House Entities Disclosure Letter, none of the Columbia House Entities owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

            (c) Canadian Sub was formed solely for the purpose of engaging in the Transactions. Canadian Sub has not carried on any business or conducted any operations since the date of its incorporation other than the execution of the Master Canadian Transaction Agreement and the other Transaction Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

            SECTION 4.03. Capital Structure. All of the general partnership interests of Columbia House are held by MCo and VCo. MCo and VCo own 55% and 45%, respectively, of the general partnership interests in Columbia House, and MCo and VCo have good and valid title to such general partnership interests, free and clear of any Liens. All of the issued and outstanding shares of capital stock of Columbia House Mexico are held by Time Warner Mexico (the "Time Warner Columbia House Mexico Shares") and Sony Mexico (the "Sony Columbia House Mexico Shares"). Time Warner Mexico and Sony Mexico each own 50% of the issued and outstanding shares of capital stock of Columbia House Mexico. All of the general partnership interests of Columbia House Canada are held by Time Warner Canada and Sony Canada. Time Warner Canada and Sony Canada each own 50% of the general partnership interests in Columbia House Canada. There are not any bonds, debentures, notes or other indebtedness of any of the Columbia House Entities having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity interests in such Columbia House Entity may vote ("Voting Columbia House Entities Debt"). There are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which any of the Columbia House Entities or any Columbia House Subsidiary is a party or by which any of them is bound (i) obligating any Columbia House Entity or any Columbia House Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interests in, or any security convertible or exercisable for or exchangeable into any equity interest in, any Columbia House Entity or any Columbia House Subsidiary or any Voting Columbia House Entities Debt, (ii) obligating any Columbia House Entity or any Columbia House Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of equity interests in any of the Columbia House Entities or any Columbia House Subsidiary. There are not any outstanding contractual obligations of any Columbia House Entity or any Columbia House Subsidiary to repurchase, redeem or otherwise acquire any equity interests in any Columbia House Entity or any Columbia House Subsidiary.

            SECTION 4.04. Authority; Execution and Delivery; Enforceability. (a) Each Columbia House Entity and Columbia House Subsidiary has all requisite power and authority to execute and deliver the Transaction Agreements to which it is a party and to consummate the Transactions. The execution and delivery by each Columbia House Entity and Columbia House Subsidiary of each Transaction Agreement to which it is a party and the consummation by each Columbia House Entity and Columbia House Subsidiary of the Transactions have been duly authorized by all necessary action on the part of such Columbia House Entity and Columbia House Subsidiary, as applicable. Each Columbia House Entity and Columbia House Subsidiary has duly executed and delivered each Initial Agreement to which it is a party, and, assuming the due authorization, execution and delivery by each person other than the Columbia House Entities and Columbia House Subsidiaries, each Initial Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. On or prior to the Closing Date, each Columbia House Entity and Columbia House Subsidiary shall have duly executed and delivered each Supplemental Agreement to which it is a party, and, when so executed and delivered, and duly authorized, executed and delivered by each person other than the Columbia House Entities and Columbia House Subsidiaries party thereto, each Supplemental Agreement to which it is a party will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            SECTION 4.05. No Conflicts; Consents. (a) Except as set forth in the Columbia House Entities Disclosure Letter, the consummation of the Transactions will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of any of the Columbia House Entities or any Columbia House Subsidiary under, any provision of (i) the organizational documents of any of the Columbia House Entities or any Columbia House Subsidiary, (ii) any Contract to which any Columbia House Entity or any Columbia House Subsidiary is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or Law applicable to any of the Columbia House Entities or any Columbia House Subsidiary, other than, in the case of clauses (ii) and
(iii), any such items that, individually and in the aggregate, have not had and could not reasonably be expected to have a Columbia House Entities Material Adverse Effect.

            (b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to any of the Columbia House Entities or any Columbia House Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement to which Time Warner and Sony are parties or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act and the Canadian Competition Act and receipt of the Canadian Competition Act Approval, (ii) the filing with the SEC of such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with this Agreement, the other Transaction Agreements and the Transactions, (iii) compliance with and such filings as may be required under applicable Environmental Laws, (iv) such Consents, registrations or filings as may be required under applicable state securities laws or the laws of any foreign country, (v) such filings as may be required in connection with the Taxes described in Section 8.09 and (vi) such other items as are set forth in the Columbia House Entities Disclosure Letter.

            SECTION 4.06. Financial Statements; Undisclosed Liabilities. The Columbia House Entities Disclosure Letter sets forth the combined balance sheets, statements of operations, statements of cash flows and statements of venturers' deficit as of and for the years ended December 19, 1997 and December 18, 1998 for Columbia House, Columbia House Canada and the Columbia House Subsidiaries (the "Columbia House and Columbia House Canada Financial Statements"). The combined balance sheet for Columbia House, Columbia House Canada and the Columbia House Subsidiaries dated December 18, 1998 is referred to in this Agreement as the "Columbia House and Columbia House Canada Balance Sheet". The Columbia House and Columbia House Canada Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the financial position of Columbia House, Columbia House Canada and the Columbia House Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. The Columbia House Entities Disclosure Letter sets forth the balance sheets, statements of changes in stockholders' equity and statements of changes in financial position as of and for the years ended December 31, 1997 and December 31, 1998 for Columbia House Mexico (the "Columbia House Mexico Financial Statements", and together with the Columbia House and Columbia House Canada Financial Statements, the "Columbia House Entities Financial Statements"). The balance sheet for Columbia House Mexico dated December 31, 1998 is referred to in this Agreement as the "Columbia House Mexico Balance Sheet". Except as set forth in the Columbia House Entities Disclosure Letter, the Columbia House Mexico Financial Statements were prepared in accordance with accounting principles generally accepted in Mexico and fairly presented the financial position of Columbia House Mexico as of the dates thereof and the results of operations and changes in stockholders' equity for the periods then ended. Except as disclosed in the Columbia House Entities Financial Statements and except for liabilities and obligations incurred since December 18, 1998 (with respect to Columbia House, Columbia House Canada and the Columbia House Subsidiaries) or December 31, 1998 (with respect to Columbia House Mexico) in the ordinary course of business consistent with past practice or as set forth in the Columbia House Entities Disclosure Letter, none of the Columbia House Entities or the Columbia House Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet or in the notes thereto (with respect to Columbia House, Columbia House Canada and the Columbia House Subsidiaries) or required by accounting principles generally accepted in Mexico to be set forth on a balance sheet or in the notes thereto (with respect to Columbia House Mexico), except those liabilities or obligations that, individually and in the aggregate, have not had and could not reasonably be expected to have a Columbia House Entities Material Adverse Effect. None of the Columbia House Entities or the Columbia House Subsidiaries is, or has at any time been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act. The Columbia House Entities Financial Statements have not been restated for adjustments which may be required in connection with the filing of the Form S-4 with the SEC.

            SECTION 4.07. Information Supplied. None of the information supplied or to be supplied by any of the Columbia House Entities for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to CDnow's shareholders or at the time of the CDnow Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            SECTION 4.08. Absence of Certain Changes or Events. Except as set forth in the Columbia House Entities Disclosure Letter, since December 18, 1998, each of the Columbia House Entities and each Columbia House Subsidiary has conducted its business only in the ordinary course, and there has not been:

            (i) any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Columbia House Entities Material Adverse Effect;

            (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any equity interests of any of the Columbia House Entities or any repurchase for value by any of the Columbia House Entities of any equity interests of any Columbia House Entity, other than any of the foregoing permitted by Section 7.01(b)(i);

            (iii) any split, combination or reclassification of any equity interests of any Columbia House Entity or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for, such equity interests;

            (iv) (A) any granting by any of the Columbia House Entities or any Columbia House Subsidiary to any director or executive officer of, or any consultant (who performs services comparable to an employee) to, any Columbia House Entity or any Columbia House Subsidiary of any increase in compensation, except for customary increases in cash compensation in the ordinary course of business consistent with prior practice or as was required under employment agreements or plans in effect as of December 18, 1998, (B) any granting by any Columbia House Entity or any Columbia House Subsidiary to any such director, executive officer or consultant of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements or plans in effect as of December 18, 1998, or (C) any entry by any Columbia House Entity or any Columbia House Subsidiary into, or any amendment of, any employment, consulting, deferred compensation, indemnification, severance or termination agreement with any such director, executive officer or consultant;

            (v) any change in accounting methods, principles or practices by any Columbia House Entity or any Columbia House Subsidiary materially affecting the consolidated assets, liabilities or results of operations of such Columbia House Entity or such Columbia House Subsidiary, except insofar as may have been required by a change in GAAP or by SEC interpretations with respect to filings therewith;

            (vi) any material elections or changes in accounting methods with respect to Taxes by any Columbia House Entity or any Columbia House Subsidiary or settlement or compromise by any Columbia House Entity or any Columbia House Subsidiary of any material
      Tax liability or refund;

            (vii) any acquisition by any Columbia House Entity or any Columbia House Subsidiary (A) by merging or consolidating with, or by purchasing assets of, or by any other manner, any equity interest in or portion of any business of any corporation, partnership, company, limited liability company, joint venture, association or other business organization or division thereof or (B) of any assets that, individually, are in excess of $3 million or, in the aggregate, are in excess of $7.5 million, except purchases of inventory for resale and renewals of licenses, in each case in the ordinary course of business consistent with prior practice; or

            (viii) any sale, lease, assignment, transfer, conveyance, delivery or other disposition, or any divestiture, by any Columbia House Entity or any Columbia House Subsidiary of any properties or assets of such Columbia House Entity or Columbia House Subsidiary, other than sales of inventory and renewals of licenses, in each case in the ordinary course of business consistent with prior practice and sale/leaseback transactions in respect of equipment financings not to exceed $3 million in the aggregate.

            SECTION 4.09. Taxes. (a) Each Columbia House Entity and each Columbia House Subsidiary has timely filed, or has had or caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually and in the aggregate, have not had and could not reasonably be expected to have a Columbia House Entities Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually and in the aggregate, has not had and could not reasonably be expected to have a Columbia House Entities Material Adverse Effect. Each Columbia House Entity and each Columbia House Subsidiary has withheld or collected and has paid over to the appropriate taxing authority (or is properly holding for payment to such taxing authority) all Taxes required by law to be withheld or collected, except for amounts that would not, individually and in the aggregate, have a Columbia House Entities Material Adverse Effect.

            (b) The Columbia House Entities Financial Statements contained in the Columbia House Entities Disclosure Letter reflect an adequate reserve for all Taxes payable by Columbia House and the Columbia House Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. Except as set forth in the Columbia House Entities Disclosure Letter, no deficiency with respect to any Taxes has been proposed, asserted or assessed or, to the knowledge of Time Warner or Sony, threatened against any Columbia House Entity or any Columbia House Subsidiary, no waivers of the time to assess any such Taxes are outstanding and no requests for any other waivers are pending, except for any such deficiency, waiver or request for waiver, that individually and in the aggregate, has not had and could not reasonably be expected to have a Columbia House Entities Material Adverse Effect.

            (c) Except as set forth in the Columbia House Entities Disclosure Letter, none of the Tax Returns of any Columbia House Entity or any Columbia House Subsidiary has been examined by any taxing authority or is currently being examined by any taxing authority or is the subject of a pending examination. All assessments for Taxes due with respect to any completed or settled examinations or any concluded litigation have been fully paid. Except as set forth in the Columbia House Entities Disclosure Letter, none of the Columbia House Entities or any Columbia House Subsidiary has entered into a closing agreement with any taxing authority with respect to Taxes.

            (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable or that are being contested in good faith in appropriate proceedings) on the assets of any of the Columbia House Entities or any Columbia House Subsidiary. Except as set forth in the Columbia House Entities Disclosure Letter, no Columbia House Entity and no Columbia House Subsidiary (i) is bound by any agreement with any affiliate with respect to Taxes, other than a tax-related service agreement with SMEI and an agreement with respect to Permitted Tax Distributions (as defined in Section 7.01(b)) or
(ii) otherwise is bound by any tax sharing allocation or similar agreement or any indemnification or reimbursement agreement with respect to Taxes.

            (e) None of the Columbia House Entities or any Columbia House Subsidiary (i) has agreed or is required to make any adjustments pursuant to
Section 481 of the Code; (ii) has knowledge that the Internal Revenue Service has proposed any such adjustment or a change in accounting method with respect to such entity; or (iii) has an application pending with the Internal Revenue Service or any other taxing authority requesting permission for any change in accounting method.

            (f) Neither Time Warner nor Sony has any reason to believe that any conditions exist that could reasonably be expected to prevent the Contributions and the Merger from qualifying as exchanges under Section 351 of the Code.

            (g) No notice of a claim or pending investigation has been received, or to the knowledge of Time Warner and Sony, has been threatened, by any state, local or other jurisdiction with which any of the Columbia House Entities or any Columbia House Subsidiary does not currently file Tax Returns, alleging that the Columbia House Entities or any Columbia House Subsidiary has a duty to file Tax Returns and pay Taxes or is otherwise subject to the taxing authority of such jurisdiction, nor, to the knowledge of Time Warner or Sony, has any of the Columbia House Entities or any Columbia House Subsidiary received any notice or questionnaire from any such jurisdiction that suggests or asserts that any of the Columbia House Entities or any Columbia House Subsidiary may have a duty to file such Tax Returns and pay such Taxes, or otherwise is subject to the taxing authority of such jurisdiction.

            SECTION 4.10. Absence of Changes in Benefit Plans. Except as set forth in the Columbia House Entities Disclosure Letter, since December 18, 1998, there has not been any adoption or amendment in any material respect by any Columbia House Entity or any Columbia House Subsidiary or any Columbia House ERISA Affiliate (as defined below) of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of any Columbia House Entity, any Columbia House Subsidiary or any entity that, with any Columbia House Entity or any Columbia House Subsidiary, formed or forms a "Controlled Group" within the meaning of Section 412(n)(6) of the Code (a "Columbia House ERISA Affiliate") (collectively, "Columbia House Entities Benefit Plans"). Except as set forth in the Columbia House Entities Disclosure Letter, as of the date of this Agreement, there are no employment, consulting, indemnification, severance or termination agreements or arrangements between any of the Columbia House Entities or any Columbia House Subsidiary and any current or former employee, executive officer or director of any Columbia House Entity or any Columbia House Subsidiary. Except as set forth in the Columbia House Entities Disclosure Letter, no Columbia House Entity or Columbia House Subsidiary has any general severance plan or policy.

            SECTION 4.11. ERISA Compliance; Excess Parachute Payments. (a) The Columbia House Entities Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA, whether or not subject thereto) (sometimes referred to herein as "Columbia House Entities Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Columbia House Entities Benefit Plans (other than Columbia House Entities Foreign Plans as defined in Section 4.11(g)) maintained, or contributed to, by any Columbia House Entity or any Columbia House Subsidiary for the benefit of any current or former employees, officers or directors of any Columbia House Entity or any Columbia House Subsidiary. The Columbia House Entities have delivered to CDnow true, complete and correct copies of (i) each Columbia House Entities Benefit Plan (or, in the case of any unwritten Columbia House Entities Benefit Plan, a description thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Columbia House Entities Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Columbia House Entities Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Columbia House Entities Benefit Plan.

            (b) Except as set forth in the Columbia House Entities Disclosure Letter, each Columbia House Entities Pension Plan that is intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service to the effect that such Columbia House Entities Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Time Warner and Sony, has revocation been threatened, nor has any such Columbia House Entities Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

            (c) Except as set forth in the Columbia House Entities Disclosure Letter, no Columbia House Entities Pension Plan is a defined benefit plan subject to Title IV of ERISA. No Columbia House Entities Pension Plan is a Multiemployer Plan. None of the Columbia House Entities Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Columbia House Entities, any Columbia House Subsidiary, any Columbia House ERISA Affiliate, any officer of any Columbia House Entity, any Columbia House Subsidiary or any Columbia House ERISA Affiliate or any of the Columbia House Entities Benefit Plans which are subject to ERISA, including the Columbia House Entities Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject any Columbia House Entity, any Columbia House Subsidiary, any Columbia House ERISA Affiliate or any officer of any Columbia House Entity, any Columbia House Subsidiary or any Columbia House ERISA Affiliate to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. None of such Columbia House Entities Benefit Plans and trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any Columbia House Entities Benefit Plan during the last five years. None of the Columbia House Entities, any Columbia House Subsidiary or any Columbia House ERISA Affiliate has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Multiemployer Plan.

            (d) With respect to any Columbia House Entities Benefit Plan that is an employee welfare benefit plan, except as set forth in the Columbia House Entities Disclosure Letter, (i) no such Columbia House Entities Benefit Plan is funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code), (ii) each such Columbia House Entities Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) complies in all material respects with the applicable requirements of
Section 4980B(f) of the Code and (iii) each such Columbia House Entities Benefit Plan (including any such plan covering retirees or other former employees) may be amended or terminated without material liability to any of the Columbia House Entities or any Columbia House Subsidiary on or at any time after the Effective Time.

            (e) Any amount that could be received (whether in cash or property or the vesting of property) as a result of the Transactions by any employee, officer or director of any of the Columbia House Entities or any of their affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Columbia House Entities Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

            (f) Each Columbia House Benefit Plan has been maintained in all material respects in accordance with its terms and with all applicable provisions of the Code, ERISA and other applicable laws.

            (g) Each Columbia House Entities Canadian Plan (as defined below) has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders in all material respects and has been maintained, where required, in good standing with applicable regulatory authorities, and neither the Columbia House Entities nor any

Columbia House Subsidiary has incurred any material obligation in connection with the termination or withdrawal from any Columbia House Entities Canadian Plan for which payment has not been fully made. Except for any failure to comply that has not had and could not reasonably be expected to have a Columbia House Entities Material Adverse Effect, (i) each Columbia House Entities Foreign Plan (as defined below) has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, and (ii) neither the Columbia House Entities nor any Columbia House Subsidiary has incurred any material obligation in connection with the termination or withdrawal from any Columbia House Entities Foreign Plan for which payment has not been fully made. For purposes of this Section 4.11, "Columbia House Entities Canadian Plan" shall mean any Columbia House Entities Benefit Plan established or maintained in Canada primarily for the benefit of employees residing in Canada and which plan is not subject to ERISA. For purposes of this Section 4.11, "Columbia House Entities Foreign Plan" shall mean any Columbia House Entities Benefit Plan established or maintained outside the United States primarily for the benefit of employees residing outside the United States and which plan is not subject to ERISA, other than a Columbia House Entities Canadian Plan. In no event shall any provision under this Section 4.11 other than this paragraph (g) relate to matters with respect to any Columbia House Entities Canadian Plans or Columbia House Entities Foreign Plans, which are the subject of this Section 4.11(g).

            SECTION 4.12. Litigation. Except as set forth in the Columbia House Entities Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of Time Warner and Sony, threatened against or affecting any Columbia House Entity or any Columbia House Subsidiary (and Time Warner and Sony are not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, has had or could reasonably be expected to have a Columbia House Entities Material Adverse Effect, nor is there any Judgment outstanding against or, to the knowledge of Time Warner and Sony, investigation by any Governmental Entity involving, any Columbia House Entity or any Columbia House Subsidiary that, individually or in the aggregate, has had or could reasonably be expected to have a Columbia House Entities Material Adverse Effect.

            SECTION 4.13. Compliance with Applicable Laws. Each of the Columbia House Entities and each of the Columbia House Subsidiaries is in compliance with all Laws applicable to such Columbia House Entity or Columbia House Subsidiary, except for instances of possible noncompliance that, individually and in the aggregate, have not had and could not reasonably be expected to have a Columbia House Entities Material Adverse Effect. As of the date of this Agreement, except as set forth in the Columbia House Entities Disclosure Letter, no Columbia House Entity or Columbia House Subsidiary has received during the past two years, from a Governmental Entity, any written communication that alleges that any Columbia House Entity or any Columbia House Subsidiary is not in compliance in any material respect with any applicable Law. This Section 4.13 does not relate to matters with respect to Taxes, which are the subject of Section 4.09, compliance with ERISA, which is the subject of Section 4.11, or Environmental Matters, which are the subject of
Section 4.16.

            SECTION 4.14. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by Columbia House, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Columbia House Entities and the Columbia House Subsidiaries. The Columbia House Entities Disclosure Letter sets forth an estimate of all legal, accounting and investment banking fees and expenses incurred as of the date of this Agreement by the Columbia House Entities and the Columbia House Subsidiaries in connection with the Transactions.

            SECTION 4.15. Year 2000 Compliance. Except as set forth in the Columbia House Entities Disclosure Letter, the computer systems and software programs of the Columbia House Entities and the Columbia House Subsidiaries are Year 2000 Compliant. The best current estimates of Columbia House of capital expenditures to be Year 2000 Compliant are set forth in the Columbia House Entities Disclosure Letter.

            SECTION 4.16. Environmental Matters. Except as set forth on the Columbia House Entities Disclosure Letter, and except as would not, individually and in the aggregate, be reasonably likely to have a Columbia House Entities Material Adverse Effect, (i) each of the Columbia House Entities and each of the Columbia House Subsidiaries is in compliance with all applicable Environmental Laws, (ii) each of the Columbia House Entities and each of the Columbia House Subsidiaries has all permits, authorizations, licenses, consents and approvals required under applicable Environmental Laws and is in compliance with their








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                                                                              52


respective requirements, (iii) there are no pending, or to the knowledge of Time Warner and Sony, threatened, claims, proceedings or investigations against any of the Columbia House Entities or any of the Columbia House Subsidiaries alleging a violation of Environmental Law, (iv) none of the Columbia House Entities or Columbia House Subsidiaries has received written notice alleging that such Columbia House Entity or Columbia House Subsidiary is potentially liable for the costs of investigating or remediating Hazardous Substances at any property; (v) to the knowledge of Time Warner and Sony, there have been no Releases of Hazardous Substances in, on, under or at any properties currently owned or leased by any of the Columbia House Entities or Columbia House Subsidiaries; (vi) to the knowledge of Time Warner and Sony, there are no underground storage tanks at any properties currently owned or leased by any of the Columbia House Entities or Columbia House Subsidiaries; and (vii) to the knowledge of Time Warner and Sony, the Columbia House Entities and Columbia House Subsidiaries have made available for review by CDnow and the CDnow Subsidiaries all material environmental reports, studies and related correspondence, as of the date hereof, relating to properties currently owned or leased by any of the Columbia House Entities or Columbia House Subsidiaries.

            SECTION 4.17. Contracts. Except as set forth in the Columbia House Entities Disclosure Letter, there are no Contracts in effect as of the date of this Agreement that are material to the business, properties, assets, condition (financial or otherwise) or results of operations of the Columbia House Entities and the Columbia House Subsidiaries, taken as a whole, the termination of which, other than in accordance with their respective terms, could reasonably be expected to have a Columbia House Entities Material Adverse Effect. Except as set forth in the Columbia House Entities Disclosure Letter and Contracts entered into after the date of this Agreement not in violation of any other provision of this Agreement, none of the Columbia House Entities nor any Columbia House Subsidiary is party to any:

            (i) Contract with any labor union;

           (ii) employment agreement, or consulting agreement or other contract for services pursuant to which an individual performs services comparable to an employee, with annual financial obligations of any Columbia House Entity or any Columbia House Subsidiary in excess of $300,000;

            (iii) loan agreement or instrument relating to indebtedness for borrowed money;

            (iv) Contract with any agent, dealer or distributor acting on behalf of any Columbia House Entity or any Columbia House Subsidiary;

            (v) stand-by letters of credit, guarantees or performance bonds involving amounts in excess of $300,000 in the aggregate;

            (vi) Contract with any affiliate of any Columbia House Entity; or

            (vii) Contract that establishes any form of exclusivity restriction on any Columbia House Entity or any Columbia House Subsidiary, any exclusive or preferred vendor relationship restricting any Columbia House Entity or any Columbia House Subsidiary in any material respect, any covenant not to compete restricting any Columbia House Entity or any Columbia House Subsidiary in any material respect or any covenant restricting in any material respect the development, marketing or distribution by any Columbia House Entity or any Columbia House Subsidiary of any of its products, content or services, in each case that is binding on any Columbia House Entity or any Columbia House Subsidiary for the calendar year 1999 or thereafter.

Except as set forth in the Columbia House Entities Disclosure Letter, none of the Columbia House Entities nor any Columbia House Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, nor, to the knowledge of Time Warner and Sony, is any other party to any such Contract in violation of or in default under such Contract, except for violations or defaults that, individually and in the aggregate, have not had and could not reasonably be expected to have a Columbia House Entities Material Adverse Effect.

            SECTION 4.18. Title to Properties. (a) Except as set forth in the Columbia House Entities Disclosure Letter, each Columbia House Entity and each Columbia House Subsidiary has (i) good and marketable title to, or valid leasehold interests in, all its real properties and (ii) good and valid title to, or valid leasehold interests in, all its personal properties and assets, in each case except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title,

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easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which any Columbia House Entity or any Columbia House Subsidiary has leasehold interests, are free and clear of all Liens other than those disclosed in the Columbia House Entities Disclosure Letter and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Columbia House Entities and the Columbia House Subsidiaries to conduct business as currently conducted.

            (b) Except as set forth in the Columbia House Entities Disclosure Letter, each Columbia House Entity and each Columbia House Subsidiary has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each Columbia House Entity and each Columbia House Subsidiary enjoys peaceful and undisturbed possession under all such leases.

            SECTION 4.19. Intellectual Property. Except as set forth in the Columbia House Entities Disclosure Letter, the Columbia House Entities and the Columbia House Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights which are material to the conduct of the business as currently conducted of the Columbia House Entities and the Columbia House Subsidiaries, taken as a whole. Except as set forth in the Columbia House Entities Disclosure Letter, no claims are pending or, to the knowledge of Time Warner and Sony, threatened that any of the Columbia House Entities or any Columbia House Subsidiary is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right, except in each case for any such claims that, individually and in the aggregate, have not had and could not reasonably be expected to have a Columbia House Entities Material Adverse Effect. To the knowledge of Time Warner and Sony, as of the date of this Agreement, except as set forth in the Columbia House Entities Disclosure Letter, no person is infringing the rights of any Columbia House Entity or any Columbia House Subsidiary with respect to any Intellectual Property Right. Except as set forth in the Columbia House Entities Disclosure Letter, none of the Columbia House Entities nor any Columbia House Subsidiary has licensed, or otherwise granted, to any party (other than any Columbia House Entity or any Columbia House Subsidiary) any rights in or to any Intellectual Property Rights material to the conduct of the business as currently conducted of the Columbia House Entities and the Columbia House Subsidiaries, taken as a whole.

            SECTION 4.20. Labor Matters. Except as set forth in the Columbia House Entities Disclosure Letter, (i) there are no collective bargaining or other labor union agreements to which any of the Columbia House Entities or any Columbia House Subsidiary is a party or by which any of them is bound and (ii) to the knowledge of Time Warner and Sony, during the past five years none of the Columbia House Entities or Columbia House Subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

            SECTION 4.21. Insurance. Each of the Columbia House Entities and each of the Columbia House Subsidiaries have insurance covering their respective properties, operations and businesses, which insurance is in amounts and insures against such losses and risks as are adequate, in the opinion of Time Warner and Sony, to protect each of the Columbia House Entities and its business and each of the Columbia House Subsidiaries and its business.

                                    ARTICLE V

              Representations and Warranties of Time Warner

            Time Warner represents and warrants to CDnow and Sony as follows:

            SECTION 5.01. Authority; Execution and Delivery; Enforceability. Each of Time Warner and Time Warner Canada has all requisite power and authority to execute and deliver each Transaction Agreement to which it is a party and to consummate the Transactions. The execution and delivery by each of Time Warner and Time Warner Canada of each Transaction Agreement to which it is a party and the consummation by each of Time Warner and Time Warner Canada of the Transactions have been duly authorized by all necessary action on the part of Time Warner and Time Warner Canada. Each of Time Warner and Time Warner Canada has duly executed and delivered each Initial Agreement to which it is a party, and, assuming the due authorization, execution and delivery by each person other than Time Warner and Time Warner Canada party thereto, each Initial Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. On or prior to the Closing Date, each of Time Warner and Time Warner Canada shall have duly executed and








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                                                                              56


delivered each Supplemental Agreement to which it is a party, and, when so executed and delivered, and duly authorized, executed and delivered by each person other than Time Warner and Time Warner Canada party thereto, each Supplemental Agreement to which it is a party will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            SECTION 5.02. No Conflicts; Consents. (a) Except as set forth in the letter, dated as of the date of this Agreement, from Time Warner to CDnow (the "Time Warner Disclosure Letter"), the execution and delivery by each of Time Warner and Time Warner Canada of this Agreement and each other Transaction Agreement to which it is a party do not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Time Warner or Time Warner Canada under, any provision of (i) its Certificate of Incorporation or By-laws (or comparable organizational documents), (ii) any Contract to which Time Warner or Time Warner Canada is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 5.02(b), any Judgment or Law applicable to Time Warner or Time Warner Canada or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such items that, individually and in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Time Warner and Time Warner Canada, taken as a whole, or a material adverse effect on the ability of Time Warner or Time Warner Canada to perform its obligations under any of the Transaction Agreements to which it is a party or to consummate the Transactions, except to the extent such effect is the result of actions taken by CDnow (other than actions required by any Transaction Agreement) or economic factors affecting the economy as a whole or the industry in which Time Warner competes.

            (b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Time Warner or Time Warner Canada in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the








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                                                                              57


Transactions, other than (i) compliance with and filings under the HSR Act and the Canadian Competition Act and receipt of the Canadian Competition Act Approval, (ii) the filing with the SEC of such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with this Agreement, the other Transaction Agreements and the Transactions, (iii) such Consents, registrations or filings as may be required under applicable state securities laws or the laws of any foreign country, (iv) compliance with and such filings as may be required under applicable Environmental Laws, (v) such filings as may be required in connection with the Taxes described in Section 8.09 and (vi) such other items as are set forth in the Time Warner Disclosure Letter.

            SECTION 5.03. Time Warner Interests. (a) The Time Warner Partnership Interests represent 50% of the general partnership interests in each of MCo and VCo. Time Warner Sub has good and valid title to the Time Warner Partnership Interests, free and clear of any Liens. Assuming Holdco or Delaware Sub I, as applicable, has the requisite power and authority to be the lawful owner of the Time Warner Partnership Interests, upon delivery to Holdco or Delaware Sub I, as Holdco shall direct, at the Closing of a duly executed instrument of transfer in customary form to effect the transfer of the Time Warner Partnership Interests to Holdco or Delaware Sub I, as Holdco shall direct, and upon Time Warner Sub's receipt of shares of Holdco Class B Common Stock and the assumption by Holdco or Delaware Sub I, as Holdco shall direct, of all of the liabilities, obligations and commitments of Time Warner Sub and Time Warner that relate to, or arise out of, the Time Warner Partnership Interests (pursuant to an instrument of assumption in customary form), in accordance with Section 1.02(a), good and valid title to the Time Warner Partnership Interests will pass to Holdco or Delaware Sub I, as Holdco shall direct, free and clear of any Liens.

            (b) All of the issued and outstanding shares of capital stock of Time Warner Mexico are held indirectly by Time Warner. A subsidiary of Time Warner has good and valid title to such shares, free and clear of any Liens. Assuming Holdco has the requisite power and authority to be the lawful owner of the Time Warner Mexico Shares, upon delivery to Holdco at the Closing of a duly executed instrument of transfer in customary form to effect the transfer of the Time Warner Mexico Shares to Holdco, and upon Warner Music Group's receipt of shares of Holdco Class B Common Stock and the assumption by Holdco of all of the liabilities, obligations and commitments of Warner Music Group and Time Warner that relate to, or arise out of, the Time Warner








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Mexico Shares (pursuant to an instrument of assumption in customary form), in accordance with Section 1.02(a), good and valid title to the Time Warner Mexico Shares will pass to Holdco, free and clear of any Liens.

            (c) Time Warner Canada is an indirect wholly owned subsidiary of Time Warner. Time Warner Canada owns 50% of the general partnership interests in Columbia House Canada, and Time Warner Canada has good and valid title to such general partnership interests, free and clear of any Liens.

                                   ARTICLE VI

                 Representations and Warranties of Sony

            Sony represents and warrants to CDnow and Time Warner as follows:

            SECTION 6.01. Authority; Execution and Delivery; Enforceability. Each of Sony and Sony Canada has all requisite power and authority to execute and deliver each Transaction Agreement to which it is a party and to consummate the Transactions. The execution and delivery by each of Sony and Sony Canada of each Transaction Agreement to which it is a party and the consummation by each of Sony and Sony Canada of the Transactions have been duly authorized by all necessary action on the part of Sony and Sony Canada. Each of Sony and Sony Canada has duly executed and delivered each Initial Agreement to which it is a party, and, assuming the due authorization, execution and delivery by each person other than Sony and Sony Canada party thereto, each Initial Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. On or prior to the Closing Date, each of Sony and Sony Canada shall have duly executed and delivered each Supplemental Agreement to which it is a party, and, when so executed and delivered, and duly authorized, executed and delivered by each person other than Sony and Sony Canada party thereto, each Supplemental Agreement to which it is a party will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            SECTION 6.02. No Conflicts; Consents. (a) Except as set forth in the letter, dated as of the date of this Agreement, from Sony to CDnow (the "Sony Disclosure Letter"), the execution and delivery by each of Sony and Sony Canada of this Agreement and each other Transaction Agreement to which it is a party do not, and the








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                                                                              59


consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Sony or Sony Canada under, any provision of (i) its Certificate of Incorporation or By-laws (or comparable organizational documents), (ii) any Contract to which Sony or Sony Canada is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 6.02(b), any Judgment or Law applicable to Sony or Sony Canada or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such items that, individually and in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Sony and Sony Canada, taken as a whole, or a material adverse effect on the ability of Sony or Sony Canada to perform its obligations under any of the Transaction Agreements or to consummate the Transactions, except to the extent such effect is the result of actions taken by CDnow (other than actions required by any Transition Agreement) or economic factors affecting the economy as a whole or the industry in which Sony competes.

            (b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Sony or Sony Canada in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act and the Canadian Competition Act and receipt of the Canadian Competition Act Approval, (ii) the filing with the SEC of such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with this Agreement, the other Transaction Agreements and the Transactions, (iii) such Consents, registrations or filings as may be required under applicable state securities laws or the laws of any foreign country, (iv) compliance with and such filings as may be required under applicable Environmental Laws, (v) such filings as may be required in connection with the Taxes described in
Section 8.09 and (vi) such other items as are set forth in the Sony Disclosure Letter.

            SECTION 6.03. Sony Interests. (a) The Sony Partnership Interests represent 50% of general partnership








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                                                                              60


interests in each of MCo and VCo. SMEI has good and valid title to the Sony Partnership Interests, free and clear of any Liens. Assuming Holdco or Delaware Sub II, as applicable, has the requisite power and authority to be the lawful owner of the Sony Partnership Interests, upon delivery to Holdco or Delaware Sub II, as Holdco shall direct, at the Closing of a duly executed instrument of transfer in customary form to effect the transfer of the Sony Partnership Interests to Holdco or Delaware Sub II, as Holdco shall direct, and upon SMEI's receipt of shares of Holdco Class B Common Stock and the assumption by Holdco or Delaware Sub II, as Holdco shall direct, of all of the liabilities, obligations and commitments of SMEI and Sony that relate to, or arise out of, the Sony Partnership Interests (pursuant to an instrument of assumption in customary form), in accordance with Section 1.02(b), good and valid title to the Sony Partnership Interests will pass to Holdco or Delaware Sub II, as Holdco shall direct, free and clear of any Liens.

            (b) All of the issued and outstanding shares of capital stock of Sony Mexico are held directly by SMEI. SMEI has good and valid title to such shares, free and clear of any Liens. Assuming Holdco has the requisite power and authority to be the lawful owner of the Sony Mexico Shares, upon delivery to Holdco at the Closing of a duly executed instrument of transfer in customary form to effect the transfer of the Sony Mexico Shares to Holdco, and upon SMEI's receipt of shares of Holdco Class B Common Stock and the assumption by Holdco of all of the liabilities, obligations and commitments of SMEI and Sony that relate to, or arise out of, the Sony Mexico Shares (pursuant to an instrument of assumption in customary form), in accordance with Section 1.02(b), good and valid title to the Sony Mexico Shares will pass to Holdco, free and clear of any Liens.

            (c) Sony Canada is a direct wholly owned subsidiary of Sony. Sony Canada owns 50% of the general partnership interests in Columbia House Canada, and Sony Canada has good and valid title to such general partnership interests, free and clear of any Liens.

                                   ARTICLE VII

                Covenants Relating to Conduct of Business

            SECTION 7.01. Conduct of Business. (a) Conduct of Business by CDnow. Except for matters set forth in the CDnow Disclosure Letter or otherwise expressly permitted by








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                                                                              61


this Agreement, from the date of this Agreement to the Effective Time, CDnow shall, and shall cause each CDnow Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the CDnow Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, CDnow shall not, and shall not permit any CDnow Subsidiary to, do any of the following without the prior written consent of Time Warner and Sony:

            (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of CDnow to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of CDnow or any CDnow Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (A) any shares of its capital stock, (B) any Voting CDnow Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting CDnow Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of CDnow Common Stock upon the exercise of CDnow Employee Stock Options and CDnow Warrants outstanding on the date of this Agreement and in accordance with their present terms;








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                                                                              62


            (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

            (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing assets of, or by any other manner, any equity interest in or portion of any business of any corporation, partnership, company, limited liability company, joint venture, association or other business organization or division thereof or (B) any assets that, individually, are in excess of $1 million or, in the aggregate, are in excess of $2.5 million, except purchases of inventory for resale and renewals of licenses, in each case in the ordinary course of business consistent with prior practice;

            (v) enter into any joint venture agreement or strategic alliance or similar agreement or arrangement with any person;

            (vi) sell, lease (as lessor), license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any properties or assets (including securitizations), except sales of inventory and renewals of licenses, in each case in the ordinary course of business consistent with prior practice and sale/leaseback transactions in respect of equipment financings not to exceed $1 million in the aggregate;

            (vii) sell, lease, assign, transfer, convey, deliver or otherwise dispose of, or divest, or purchase or acquire, or enter into any material agreement with any person with respect to, any Intellectual Property Rights, except in the ordinary course of business consistent with prior practice;

            (viii) (A) grant to any officer or director of CDnow or any CDnow Subsidiary any increase in compensation, except in the ordinary course of business consistent with prior practice or to the extent required under employment agreements in effect as of March 18, 1999, (B) grant to any employee, officer or director of CDnow or any CDnow Subsidiary any increase in severance or termination pay, except to the extent required under any agreement or plan in effect as of March 18, 1999, (C) enter into any employment, consulting, deferred compensation, indemnification, severance or termination agreement with any such employee, officer or director (other than such agreements with newly hired employees, in the ordinary course of business consistent with prior practice, involving total annual compensation not to exceed $125,000 individually or $2,500,000 in the aggregate), (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or CDnow Benefit Plan, (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or CDnow Benefit Plan or (F) take any action to accelerate, or, where CDnow has reserved the unilateral discretion to prevent such acceleration, fail to take any action to prevent the acceleration of, the vesting of any CDnow Employee Stock Options or other equity-based compensation;

            (ix) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of CDnow, except insofar as may be required by a change in GAAP or by SEC interpretations with respect to filings therewith;

            (x) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of CDnow or any CDnow Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (I) short-term borrowings incurred in the ordinary course of business consistent with prior practice, (II) incurrence by CDnow, on or after December 15, 1999, of indebtedness for borrowed money in an amount not to exceed $30,000,000 ("CDnow Financing") so long as such indebtedness (v) does not constitute Voting CDnow Debt, (w) is not convertible into or exchangeable for, and, except as provided in Section 8.14(b), does not include any options, warrants or rights to acquire, shares of capital stock, Voting CDnow Debt, voting securities or convertible or exchangeable securities, (x) may be prepaid any time without premium or penalty of any kind, (y) does not contain any covenants or restrictions that would impede or delay consummation of the Transactions or adversely effect the ability of CDnow or any of the CDnow Subsidiaries to perform its obligations under any of the Transaction Agreements or that would survive any payment of such indebtedness and (z) otherwise satisfies the requirements of "Permitted Interim Financing" under the Interim Loan Documents (for the avoidance of doubt, CDnow may enter into








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                                                                              64


      definitive agreements for the CDnow Financing prior to December 15, 1999, but shall not draw on any such facility prior to December 15, 1999), and
      (III) as contemplated by the Interim Loan Documents, or (B) make any loans, advances (other than for travel, entertainment and relocation expenses of employees in the ordinary course of business consistent with prior practice in an outstanding amount not to exceed $250,000 in the aggregate at any given time) or capital contributions to, or investments in, any other person, other than to or in CDnow or any direct or indirect wholly owned subsidiary of CDnow;

            (xi) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $1 million or, in the aggregate, are in excess of $2 million in any calendar quarter;

            (xii) make or change any material Tax election, make any material change in accounting methods with respect to Taxes or settle or compromise any material Tax liability or refund;

            (xiii) (A) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $500,000 individually or $1.5 million in the aggregate, other than (i) the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with prior practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) included in the Filed CDnow SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with prior practice and (ii) with respect to Taxes, (B) cancel any indebtedness or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which CDnow or any CDnow Subsidiary is a party;

            (xiv) enter into, modify, amend or terminate any of the Contracts of the type listed in Section 3.18, other than, in the case of Contracts of the type listed in clause (iv) of Section 3.18, in the ordinary course of business consistent with prior practice;








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                                                                              65


            (xv) engage in any transaction or enter into any agreement or arrangement with any shareholder or affiliate of CDnow or any of the CDnow Subsidiaries; or

            (xvi) authorize any of, or commit or agree to take any of, the foregoing actions.

            (b) Conduct of Business of the Columbia House Entities. Except for matters set forth in the Columbia House Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time each of Time Warner and Sony shall cause each Columbia House Entity and each Columbia House Subsidiary to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Columbia House Entities Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, Time Warner and Sony shall not permit any Columbia House Entity to do any of the following without the prior written consent of CDnow:

            (i) (A) declare, set aside or pay any distributions in respect of any of its partnership interests, other than (1) for the avoidance of doubt, payments that reduce on a dollar-for-dollar basis the amount of accounts payable to Time Warner or Sony or any of their affiliates and (2) Permitted Tax Distributions (as defined below) or (B) purchase, redeem or otherwise acquire any partnership interests or shares of capital stock in any Columbia House Entity or any other securities thereof or any rights to acquire any such interests or other securities; for purposes of this Agreement "Permitted Tax Distributions" shall mean distributions to SMEI and Time Warner Sub, with respect to any taxable period after March 31, 1999, in an aggregate amount not to exceed the amount payable by MCo or VCo, as the case may be, pursuant to the tax distributions section (Annex 8, Section 6(ii)) of the Joint Venture Agreements dated December 29, 1994 among SMEI, Time Warner Sub and Warner Music Group;








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                                                                              66


            (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (A) any partnership interests, (B) any Voting Columbia House Entities Debt or other voting securities or (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such partnership interests, Voting Columbia House Entities Debt, voting securities or convertible or exchangeable securities;

            (iii) amend its organizational documents, except as contemplated by this Agreement and the other Transaction Agreements;

            (iv) sell, lease (as lessor), license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any properties or assets that are material to the business of the Columbia House Entities and the Columbia House Subsidiaries, taken as a whole, (including securitizations), except sales of inventory and renewals of licenses, in each case in the ordinary course of business consistent with prior practice and sale/leaseback transactions in respect of equipment financings not to exceed $3 million in the aggregate;

            (v) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of any Columbia House Entity, except insofar as may have been required by a change in GAAP or by SEC interpretation with respect to filings therewith;

            (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, except pursuant to the Columbia House Credit Agreement, issue or sell any debt securities or warrants or other rights to acquire any debt securities of any Columbia House Entity or any Columbia House Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for
      (I) short-term borrowings incurred in the ordinary course of business consistent with prior practice and (II) increases in accounts payable to Time Warner and Sony and their affiliates in the ordinary course of business consistent with prior practice and conversion of accounts payable into indebtedness, or (B) make any loans, advances (other than for travel, entertainment and relocation expenses of employees in the ordinary








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                                                                              67


      course of business consistent with prior practice in an outstanding amount not to exceed $500,000 in the aggregate at any given time) or capital contributions to, or investments in, any other person, other than to or in any Columbia House Entity or any Columbia House Subsidiary or pursuant to the Interim Loan Documents;

            (vii) (A) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $1.5 million individually or $4.5 million in the aggregate, other than (i) the payment, discharge or satisfaction, in the ordinary course of business consistent with prior practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Columbia House Entities Financial Statements or incurred since the date of such financial statements in the ordinary course of business consistent with prior practice, (ii) the transactions contemplated by Section 9.03(f) and (iii) with respect to Taxes or (B) cancel any indebtedness or waive any claims or rights of substantial value; or

            (viii) authorize any of, or commit or agree to take any of, the foregoing actions.

            (c) Other Actions. CDnow, Time Warner and Sony shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 7.02, any condition to the Transactions set forth in Article IX not being satisfied.

            (d) Advice of Changes. CDnow, on the one hand, and Time Warner and Sony, on the other hand, shall promptly advise the other orally and in writing of any change or event that has or could reasonably be expected to have a material adverse effect on such party, in the case of CDnow, or the Columbia House Entities in the case of Time Warner and Sony.

            (e) Transition Planning. CDnow, Time Warner and Sony agree that they shall work together to coordinate all aspects of transition planning and implementation relating to the Transactions. During the period between the date of this Agreement and the Effective Time, CDnow, on the one hand, and Time Warner and Sony, on the other hand, shall jointly examine, consistent with all applicable laws, various alternatives regarding the manner in which to best organize and manage the businesses of CDnow and the Columbia House Entities after the Effective Time. The members of the joint transition planning team and the parties designating such members are identified on Exhibit P. Each member of the joint transition planning team shall have the right to grant waivers of Sections 7.01(a) and (b) (excluding Section 7.01(b)(i)(A)) on behalf of the party to this Agreement that designated such member; provided that any such waiver shall be in writing and signed by the member of the joint transition planning team designated by the party to be bound by such waiver.

            SECTION 7.02. No Solicitation. (a) CDnow shall not, nor shall it authorize or permit any of the CDnow Subsidiaries, any of its or their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by CDnow or any of the CDnow Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any action designed to facilitate, any inquiries or the making of a proposal which constitutes, or may reasonably be expected to lead to, any CDnow Takeover Proposal (as defined in Section 7.02(e)) or (ii) participate in any discussions or negotiations regarding any CDnow Takeover Proposal; provided, however, that during the 30-day period following the date of this Agreement (the "Initial Period"), CDnow may, in response to a Superior CDnow Proposal (as defined in Section 7.02(e)) that was unsolicited and that did not otherwise result from a breach of this Section 7.02(a), and subject to providing prior written notice of its decision to take such action to Time Warner and Sony and compliance with Section 7.02(c), (x) furnish information with respect to CDnow to the person making the Superior CDnow Proposal pursuant to a confidentiality agreement not less restrictive of such person than the Confidentiality Agreement dated March 3, 1999, among CDnow Online, N2K Inc., a Delaware corporation ("N2K"), CDnow, TWI and Sony (the "Confidentiality Agreement") and (y) participate in discussions or negotiations regarding such Superior CDnow Proposal.

            (b) Neither CDnow, nor the CDnow Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Time Warner, Sony or any of the Columbia House Entities, the








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approval or recommendation by such Board or any such committee of this
Agreement, any other Transaction Agreement, the Merger or any other Transaction. Neither CDnow, nor the CDnow Board nor any committee thereof shall, without the prior written consent of Time Warner and Sony in their sole discretion, (i) cause CDnow or any CDnow Subsidiary to enter into any letter of intent, agreement in principle, acquisition agreement, joint venture agreement, strategic alliance agreement or other similar agreement (each, an "Acquisition Agreement") related to any transaction referred to in clause (A), (B) or (C) of the definition of "CDnow Takeover Proposal" (a "CDnow Takeover Transaction") or
(ii) approve or recommend, or propose publicly to approve or recommend, any CDnow Takeover Transaction. Notwithstanding the foregoing, at any time during the Initial Period, in response to a Superior CDnow Proposal which was not solicited by CDnow and which did not otherwise result from a breach of Section 7.02(a), the CDnow Board may (subject to this sentence and the definition of the term "Superior CDnow Proposal") terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause CDnow to enter into any Acquisition Agreement with respect to any Superior CDnow Proposal), but only at a time that is during the Initial Period and is after the third business day following receipt by Time Warner and Sony of written notice advising Time Warner and Sony that the CDnow Board is prepared to accept a Superior CDnow Proposal, specifying the material terms and conditions of such Superior CDnow Proposal and identifying the person making such Superior CDnow Proposal (or if such third business day would fall after expiration of the Initial Period, then such shorter period (but in no event less than 24 hours notice) as is necessary for such termination to occur prior to expiration of the Initial Period).

            (c) In addition to the obligations of CDnow set forth in paragraphs
(a) and (b) of this Section 7.02, CDnow promptly shall advise Time Warner and Sony orally and in writing of any request for information or of any CDnow Takeover Proposal, or any inquiry with respect to or which would reasonably be expected to lead to any CDnow Takeover Proposal, the material terms and conditions of such request, CDnow Takeover Proposal or inquiry, and the identity of the person making any such request, CDnow Takeover Proposal or inquiry. CDnow will keep Time Warner and Sony informed of the status and details (including amendments or proposed amendments) of any such request, CDnow Takeover Proposal or inquiry.

            (d) Nothing contained in this Section 7.02 shall prohibit CDnow from
(x) taking and disclosing to its








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                                                                              70

shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to CDnow's shareholders if, in the good faith judgment of the majority of the members of the CDnow Board, in consultation with independent counsel, failure to so disclose would constitute a violation of the Federal securities laws; provided, however, that neither CDnow nor the CDnow Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the other Transaction Agreements, the Merger or the other Transactions, or approve or recommend, or propose publicly to approve or recommend, a CDnow Takeover Transaction.

            (e) For purposes of this Agreement:

            (i) "Superior CDnow Proposal" means any bona fide proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of CDnow Common Stock then outstanding or all or substantially all the assets of CDnow, (ii) that is otherwise on terms which the CDnow Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to CDnow's shareholders than the Merger and the other Transactions after taking into account all constituencies (including shareholders), the terms of this Agreement and the other Transaction Agreements (including any proposal by Time Warner and Sony to amend the terms of the Transactions) and pertinent factors permitted under the PBCL, (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the CDnow Board, is reasonably capable of being obtained by such third party and (iv) for which, in the good faith judgment of the CDnow Board, no domestic or foreign regulatory approvals are required, including antitrust approvals, that could not reasonably be expected to be obtained; and

            (ii) "CDnow Takeover Proposal" means any inquiry, proposal or offer from any person relating to any (A) direct or indirect acquisition, purchase, exchange or license of, or joint venture or strategic alliance involving, a business or assets that constitute, in any such case, 20% or more of the net revenues, net income or the assets of CDnow or the CDnow Subsidiaries, taken








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      as a whole, (B) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of CDnow or the CDnow Subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of CDnow or any of the CDnow Subsidiaries or (C) direct or indirect merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CDnow or any of the CDnow Subsidiaries, in each case other than the Transactions.

                                  ARTICLE VIII

                              Additional Agreements

            SECTION 8.01. Preparation of the Form S-4 and the Proxy Statement; Shareholders Meeting. (a) As soon as practicable following the date of this Agreement, CDnow, Holdco, Time Warner and Sony shall jointly prepare and CDnow shall file with the SEC the Proxy Statement in preliminary form and CDnow, Holdco, Time Warner and Sony shall jointly prepare and Holdco shall file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus, and each of CDnow, Holdco, Time Warner and Sony shall use its reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Each of CDnow, Holdco, Time Warner and Sony shall use its reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. CDnow shall use its reasonable efforts to cause the Proxy Statement to be mailed to CDnow's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Holdco shall take any action (other than qualifying to do business in any jurisdiction in which CDnow or Columbia House are not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Holdco Common Stock in the Transactions and under CDnow Stock Plans and CDnow Warrants, and CDnow shall furnish all information concerning CDnow and the holders of CDnow Common Stock and rights to acquire CDnow Common Stock pursuant to CDnow Stock Plans and CDnow Warrants as may be reasonably requested in connection with any such action. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between any of its representatives, on the one hand, and the SEC or its staff,








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                                                                              72


on the other hand, with respect to the Proxy Statement, the Form S-4 or the Transactions. No filing of, or amendment or supplement to, the Form S-4 will be made by Holdco, or the Proxy Statement will be made by CDnow, without providing each of Time Warner and Sony the opportunity to review and comment thereon and receiving the prior approval thereof of each of Time Warner and Sony.

            (b) If at any time prior to the Effective Time any event with respect to CDnow or any CDnow Subsidiary or with respect to other information supplied by CDnow for inclusion in the Proxy Statement or the Form S-4 shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, CDnow shall promptly notify Time Warner and Sony of such event, and CDnow and Holdco shall cooperate with Time Warner and Sony in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to CDnow's shareholders.

            (c) If at any time prior to the Effective Time any event with respect to any of the Columbia House Entities or any of the Columbia House Subsidiaries, or with respect to any other information supplied by Time Warner or Sony for inclusion in the Proxy Statement or the Form S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, Time Warner or Sony, as the case may be, shall promptly notify CDnow of such event, and Time Warner and Sony shall cooperate with CDnow and Holdco in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to CDnow's shareholders.

            (d) CDnow shall, as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, and duly call, give notice of, convene and hold, a meeting of its shareholders (the "CDnow Shareholders Meeting") for the purpose of obtaining the CDnow Shareholder Approval. CDnow shall use its reasonable efforts to cause the Proxy Statement to be mailed to CDnow's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. CDnow shall, through the CDnow Board, recommend to its shareholders that they give the CDnow Shareholder Approval. Without limiting the generality of the foregoing, CDnow agrees that its obligations pursuant to this Section 8.01(d) shall not be








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                                                                              73


affected by the commencement, public proposal, public disclosure or communication to CDnow of any CDnow Takeover Proposal.

            (e) CDnow shall use its reasonable efforts to cause to be delivered to Time Warner and Sony a letter of Arthur Andersen LLP, CDnow's independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Time Warner and Sony, in form and substance reasonably satisfactory to Time Warner and Sony and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            (f) Time Warner and Sony shall use their reasonable efforts to cause to be delivered to CDnow a letter of Ernst & Young LLP, Columbia House's independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to CDnow, in form and substance reasonably satisfactory to CDnow and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            (g) Time Warner and Sony shall use their reasonable efforts to cause to be delivered to Holdco as soon as practicable following the date of this Agreement combined financial statements for MCo, VCo, Columbia House, Columbia House Mexico and Columbia House Canada that comply with the requirements of Items 14(e), (f) and (g) of Form S-4 under the Securities Act, to be included in the Proxy Statement and the Form S-4.

            SECTION 8.02. Access to Information; Confidentiality. (a) Upon reasonable notice, CDnow shall, and shall cause the CDnow Subsidiaries to, and each of Time Warner and Sony shall cause the Columbia House Entities and the Columbia House Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of CDnow, Time Warner and Sony shall furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it or any of its subsidiaries during such period pursuant to the requirements of Federal or state securities laws and (b) all








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                                                                              74


other information concerning its business, properties and personnel as such other party reasonably may request. All information exchanged pursuant to this
Section 8.02 shall be treated confidentially in accordance with the provisions of paragraphs A.1 through A.5 and B.1 through B.5 of the Confidentiality Agreement and such provisions are hereby incorporated by reference herein with the same force and effect as if restated herein in their entirety.

            (b) CDnow shall provide, and Time Warner and Sony shall cause Columbia House to provide, reasonable cooperation to CDnow's independent auditors and to Columbia House's independent auditors to enable them to issue the letters referred to in Sections 8.01(e) and (f) and shall use reasonable efforts to cause such letters to be issued.

            SECTION 8.03. Reasonable Efforts; Notification. (a) On the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements; provided, however, that none of Time Warner, Sony or any of their respective affiliates shall be required to consent (or offer to consent) to (i) any prohibition or limitation on the ownership or operation by Time Warner or Sony or any of their respective subsidiaries or affiliates of any material portion of the business or assets of Holdco, CDnow, any Columbia House Entity, Time Warner or Sony or any of their respective subsidiaries or affiliates, (ii) the disposal of or holding separate of any material portion of the business or assets of Holdco, CDnow, any Columbia House Entity, Time








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                                                                              75


Warner or Sony or any of their respective subsidiaries or affiliates, (iii) any limitations on the ability of Holdco, Time Warner, Time Warner Canada, Sony or Sony Canada, or any of their respective subsidiaries or affiliates, to acquire or hold, or exercise full rights of ownership of, any equity interests in Holdco, CDnow, any Columbia House Entity or any of their respective subsidiaries, including limitations on the ability of Time Warner, Time Warner Canada, Sony or Sony Canada, or any of their respective subsidiaries or affiliates, to vote Holdco Common Stock or instruct the voting trustee as to voting the Voting Preferred Share on all matters properly presented to the stockholders of Holdco, or limitations on the ability of Holdco to vote CDnow Common Stock on all matters properly presented to the shareholders of CDnow, or
(iv) any prohibition on Time Warner or Sony or any of their respective subsidiaries or affiliates effectively controlling in any material respect the business or operations of Holdco, CDnow, any Columbia House Entity and their respective subsidiaries or affiliates. In connection with and without limiting the foregoing, CDnow and the CDnow Board shall (i) take all corporate actions necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, any other Transaction, this Agreement or any other Transaction Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, any other Transaction, this Agreement or any other Transaction Agreement, take all corporate action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements and otherwise to minimize the effect of such statute or regulation on this Agreement and the other Transaction Agreements.

            (b) CDnow shall give prompt notice to Time Warner and Sony, and Time Warner or Sony, as applicable, shall give prompt notice to CDnow, of (i) any representation or warranty made by it or any of its affiliates or subsidiaries contained in any Transaction Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the Transaction Agreements.








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            SECTION 8.04. CDnow Employee Stock Options. (a) As soon as practicable following the date of this Agreement, the CDnow Board (or, if appropriate, any committee administering CDnow Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

            (i) adjust the terms of all outstanding CDnow Employee Stock Options (as defined in Section 8.04(d)) to provide that, at the Effective Time, each CDnow Employee Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such CDnow Employee Stock Option, the same number of shares of Holdco Class A Common Stock as the holder of such CDnow Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such CDnow Employee Stock Option in full immediately prior to the Effective Time, at a price per share equal to (A) the aggregate exercise price for the shares of CDnow Common Stock otherwise purchasable pursuant to such Employee Stock Option divided by (B) the number of shares of Holdco Class A Common Stock deemed purchasable pursuant to such CDnow Employee Stock Option; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under either Section 422 or 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code;

            (ii) make such other changes to CDnow Stock Plans as it deems appropriate to give effect to the Merger (subject to the approval of Time Warner and Sony, which shall not be unreasonably withheld);

            (iii) ensure that, after the Effective Time, no CDnow Employee Stock Options may be granted under any CDnow Stock Plan; and

            (iv) ensure that the conversion pursuant to Section 2.01 of CDnow Capital Stock held by any director or officer of CDnow, and the conversion pursuant to this Section 8.04 into Holdco Employee Stock Options of CDnow Employee Stock Options held by any director or officer of CDnow, will be eligible for exemption under Rule 16b-3(e) under the Exchange Act.








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                                                                              77


            (b) At the Effective Time, and subject to compliance by CDnow with
Section 8.04(a), Holdco shall assume all the obligations of CDnow under CDnow Stock Plans, each outstanding CDnow Employee Stock Option and the agreements evidencing the grants thereof. As soon as practicable after the Effective Time, Holdco shall deliver to the holders of CDnow Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the respective CDnow Stock Plans, and the agreements evidencing the grants of such CDnow Employee Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 8.04 after giving effect to the Merger). Holdco shall comply with the terms of CDnow Stock Plans and ensure, to the extent required by, and subject to the provisions of, such CDnow Stock Plans, that CDnow Employee Stock Options that qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

            (c) Holdco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdco Common Stock for delivery upon exercise of CDnow Employee Stock Options assumed in accordance with this Section
8.04. On the first business day after the Effective Time, Holdco shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Holdco Common Stock subject to such CDnow Employee Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such CDnow Employee Stock Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Holdco shall administer CDnow Stock Plans assumed pursuant to this Section 8.04 in a manner that complies with Rule 16b-3 under the Exchange Act to the extent the applicable CDnow Stock Plan complied with such rule prior to the Merger. Prior to the Effective Time, Holdco shall take all actions as may be reasonably required to cause the acquisition of equity securities of Holdco, as contemplated by this Section 8.04, by any person who is or will become a director or officer of Holdco to be eligible for exemption under Rule 16b-3(d) under the Exchange Act.








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                                                                              78


            (d) In this Agreement:

            "CDnow Employee Stock Option" means any option to purchase CDnow Common Stock granted under any CDnow Stock Plan or as described in Section
      3.03 of the CDnow Disclosure Letter.

            "CDnow Stock Plans" means the CDnow 1999 Equity Compensation Plan, the CDnow 1996 Equity Compensation Plan, the N2K 1997 Directors Stock Option Plan, the 1987 Telebase Employee Incentive Stock Option Plan, the 1996 N2K Employee Stock Purchase Plan and the 1996 N2K Stock Option Plan.

            "Holdco Employee Stock Option" means any option to purchase Holdco Common Stock granted under any equity-based compensation plan adopted or maintained by Holdco.

            (e) As soon as practicable after the date of this Agreement, CDnow shall cause each CDnow Warrant outstanding immediately prior to the Effective Time to be amended and converted, as of the Effective Time, into a warrant to acquire, on the same terms and conditions as were applicable under such CDnow Warrant, the same number of shares of Holdco Common Stock as the holder of such CDnow Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such CDnow Warrant in full immediately prior to the Effective Time, at a price per share equal to (A) the aggregate exercise price for the shares of CDnow Common Stock otherwise purchasable pursuant to such CDnow Warrant divided by (B) the number of shares of Holdco Common Stock deemed purchasable pursuant to such CDnow Warrant.

            SECTION 8.05. Benefit Plans. (a) For a period of one year after the Effective Time, Holdco shall provide or cause the Surviving Corporation (or, in such case, its successors or assigns) to provide retirement and welfare benefits
(1) to employees of CDnow and the CDnow Subsidiaries that, taken as a whole, are not materially less favorable in the aggregate to such employees than those in effect on the date of this Agreement and (2) to employees of the Columbia House Entities and Columbia House Subsidiaries that, taken as a whole, are not materially less favorable in the aggregate to such employees than those in effect on the date of this Agreement.

            (b) From and after the Effective Time, Holdco shall, and shall cause the Surviving Corporation to, honor in accordance with their respective terms (as in effect on








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the date of this Agreement), all employment, severance and termination agreements, plans and policies of CDnow disclosed in the CDnow Disclosure Letter and all employment, severance and termination agreements, plans and policies of the Columbia House Entities disclosed in the Columbia House Entities Disclosure Letter.

            (c) From and after the Effective Date, Holdco shall, and shall cause the Surviving Corporation to, design all equity-based compensation plans (based on shares of Holdco Common Stock) such that any stock options and stock appreciation rights granted thereunder will be eligible to qualify as "qualified performance-based compensation" as defined in Section 1.162-27(e) of the U.S. Treasury regulation. As soon as practicable following the date of this Agreement, CDnow shall use its best efforts to cause CDnow's shareholders to approve such a plan of Holdco in accordance with Section 162(m) of the Code.

            (d) To the extent that service is relevant for purposes of eligibility, participation or vesting under any employee benefit plan or program maintained after the Effective Time, employees of the Surviving Corporation (or in the case of a transfer of all or substantially all the assets and business of the Surviving Corporation, its successors or assigns) shall be credited for service accrued or deemed accrued with CDnow and the CDnow Subsidiaries, or the Columbia House Entities and Columbia House Subsidiaries, as the case may be, prior the Effective Time.

            SECTION 8.06. Indemnification. (a) Holdco agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of CDnow as provided in the CDnow Charter and the CDnow By-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of time not less than the period necessary for the statutes of limitation for all possible claims to have run. As of the Effective Time, Holdco shall unconditionally and irrevocably guarantee, for the benefit of such persons, the obligations of CDnow under the foregoing indemnification arrangements. Holdco shall cause to be maintained for a period of not less than six years from the Effective Time CDnow's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and officers of CDnow on the date of this Agreement, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of this Agreement (such 200%








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amount, the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, Holdco shall use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance. CDnow represents to Holdco, Time Warner and Sony that the Maximum Premium is $518,000.

            (b) If the Closing shall occur, Holdco shall indemnify each of Time Warner, Time Warner Sub, Warner Music Group, Sony and SMEI, and each of their respective affiliates, stockholders, partners, directors, officers, employees and agents, against and hold them harmless from (i) any and all losses, liabilities, claims, damages, costs and expenses (including attorneys' fees and disbursements and other reasonable professional fees and disbursements, whether or not litigation is instituted) (collectively, "Losses") suffered or incurred by any such indemnified party related to, or arising out of, the Time Warner Partnership Interests, the Time Warner Mexico Shares, the Sony Partnership Interests or the Sony Mexico Shares, as the case may be, and (ii) any and all Losses related to, or arising out of, the business, operations, activities, affairs, properties, assets or liabilities of any of the Columbia House Entities or the Columbia House Subsidiaries, whether arising before, on or after the Closing Date.

            SECTION 8.07. Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated, except that expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4 (excluding legal and accounting fees and expenses) as well as expenses incurred in connection with the formation of Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II shall be shared equally by Columbia House, on the one hand, and CDnow, on the other hand. For the avoidance of doubt, fees and expenses of legal and accounting advisors to Time Warner and Sony have been incurred for the benefit of, and shall be borne by, Columbia House.

            (b) In the event that (1) a proposal or offer for a CDnow Takeover Transaction shall have been made known to CDnow or has been made directly to its shareholders or any person has announced an intention (whether or not conditional) to make a proposal or offer for a CDnow Takeover Transaction and thereafter this Agreement is








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                                                                              81


terminated by either Time Warner and Sony, on the one hand, or CDnow, on the other hand, pursuant to Section 10.01(b)(i), 10.01(b)(iii) or 10.01(c), and within 12 months after such termination CDnow or any CDnow Subsidiary enters into any Acquisition Agreement with respect to, or approves, recommends or consummates, any CDnow Takeover Transaction, or any person consummates a tender offer or an exchange offer constituting a CDnow Takeover Transaction, (2) this Agreement is terminated by Time Warner and Sony pursuant to Section 10.01(d)(i), and within 18 months after such termination CDnow or any CDnow Subsidiary enters into any Acquisition Agreement with respect to, or approves, recommends or consummates, any CDnow Takeover Transaction, or any person consummates a tender offer or an exchange offer constituting a CDnow Takeover Transaction, or (3) this Agreement is terminated (x) by CDnow pursuant to Section 10.01(f) or (y) by Time Warner and Sony pursuant to Section 10.01(d)(ii), 10.01(d)(iii) or 10.01(d)(iv), then CDnow shall:

                  (A) in the case of a termination described in clause (1)
            above, no later than the first to occur of (x) CDnow or any CDnow Subsidiary entering into any Acquisition Agreement with respect to, or approving or recommending any Control-Shifting CDnow Takeover Transaction (as defined below), (y) CDnow or any CDnow Subsidiary consummating any CDnow Takeover Transaction or (z) any person consummating a tender offer or an exchange offer constituting a CDnow Takeover Transaction, pay a fee equal to $19 million (As used herein the term "Control-Shifting CDnow Takeover Transaction" means any transaction referred to in clause (A), (B) or (C) of the definition of "CDnow Takeover Proposal" (but replacing 20% with 45% in clause (A) and (B) thereof);

                  (B) in the case of a termination described in clause (2)
            above, no later than the first to occur of (x) CDnow or any CDnow Subsidiary entering into any Acquisition Agreement with respect to, or approving or recommending, any Control-Shifting CDnow Takeover Transaction, (y) CDnow or any CDnow Subsidiary consummating any CDnow Takeover Transaction or (z) any person consummating a tender offer or an exchange offer constituting a CDnow Takeover Transaction, pay a fee equal to $31 million; and

                  (C) in the case of a termination described in clause (3)
            above, promptly, but in no event later








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            than the date of such termination, pay a fee equal to $31 million

(any such fee described in clause (A), (B) or (C) above (the "Termination Fee")), to Time Warner and Sony (to be shared by them equally) by wire transfer of same day funds. If, prior to the time at which the Termination Fee becomes payable pursuant to clause (A), (B) or (C) above, Time Warner and Sony shall have exercised a Cash-Out Right (as defined in the Stock Option Agreement) pursuant to Section 6(c) of the Stock Option Agreement, the amount payable by CDnow under this Section 8.07(b), together with the aggregate amount previously received by Time Warner and Sony under Section 6(c) of the Stock Option Agreement, shall not exceed (i) in the case of a Termination Fee pursuant to clause (A) above, $25 million and (ii) in the case of a Termination Fee pursuant to clause (B) or (C) above, $31 million. CDnow acknowledges that the agreements contained in this Section 8.07(b) are an integral part of the Transactions, and that, without these agreements, Time Warner and Sony would not enter into this Agreement or the other Transaction Agreements; accordingly, if CDnow fails promptly to pay the amounts due pursuant to this Section 8.07(b), and, in order to obtain such payment, Time Warner and Sony commence a suit which results in a judgment against CDnow for the amounts set forth in this Section 8.07(b), CDnow shall pay to Time Warner and Sony their respective reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.07(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

            (c) CDnow acknowledges and agrees that in the event of a breach of
Section 7.02, the payment of the Termination Fee shall not constitute the exclusive remedies available to Time Warner and Sony, and that Time Warner and Sony shall be entitled to the remedies set forth in Section 11.10, including injunction and specific performance, and all other remedies available at law or in equity to which Time Warner and Sony are entitled.

            SECTION 8.08. Public Announcements. Time Warner and Sony, on the one hand, and CDnow, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and CDnow shall not issue any such press release or make any such public statement without the prior approval of each of Time Warner and Sony. The initial press








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release announcing the Transactions shall be in the form of Exhibit Q.

            SECTION 8.09. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording, sales and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by either Holdco or the Surviving Corporation, and CDnow, Time Warner and Sony shall cooperate with Holdco or the Surviving corporation in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held (including by lease) by CDnow that are located in New York State and any information with respect to such property that is reasonably necessary to complete such Tax Returns. The portion of the consideration to be received by holders of CDnow Common Stock in connection with the Merger that is allocable to the real property of CDnow and its subsidiaries in New York State shall be determined by Holdco in its reasonable discretion.

            SECTION 8.10. Affiliates. Prior to the Closing Date, CDnow shall deliver to each of Time Warner, Sony and Holdco a letter identifying all persons who are expected by CDnow to be, on the Closing Date, "affiliates" of CDnow for purposes of Rule 145 under the Securities Act. CDnow shall use its best efforts to cause each such person to deliver to each of Time Warner, Sony and Holdco on or prior to the Closing Date a written agreement substantially in the form of Exhibit R attached hereto.

            SECTION 8.11. Stock Exchange Listing. Holdco shall use all reasonable efforts to cause the shares of Holdco Class A Common Stock to be issued pursuant to this Agreement and under the CDnow Stock Plans and the CDnow Warrants to be approved for listing on the Nasdaq National Market ("Nasdaq"), subject to official notice of issuance, prior to the Closing Date.

            SECTION 8.12. Tax Treatment. Each party and its affiliates shall use reasonable efforts (i) to cause the Transactions to qualify as exchanges governed by Section 351 of the Code, (ii) to cause the Canadian Transactions to qualify for tax-deferred treatment under the Income Tax Act (Canada) and (iii) to obtain the opinions of counsel referred to in Sections 9.02(f) and 9.03(d).

            SECTION 8.13. Shareholder Litigation. CDnow shall give Time Warner and Sony the opportunity to








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                                                                              84


participate in the defense of any shareholder litigation against CDnow and/or its directors relating to any of the Transactions or any Transaction Agreement.

            SECTION 8.14. Certain Financing Arrangements and Contributions. (a) From and after the Closing Date and until the third anniversary of the Closing Date, each of Time Warner and SMEI shall severally guarantee (on a 50-50 basis) a credit facility (the "Guaranteed Facility") of Holdco, and Sony Capital Corporation shall guarantee SMEI's obligations under the foregoing guarantee, providing Holdco with availability of financing in an aggregate amount equal to the sum of (i) "net debt", which shall be calculated as (x) the sum of short-term debt and long-term debt less (y) cash and cash equivalents, in each case as set forth on the combined balance sheet for Columbia House, Columbia House Mexico, Columbia House Canada and the Columbia House Subsidiaries dated as of the Closing Date (the "Columbia House Closing Date Balance Sheet") or in the notes thereto, and (ii) $150 million less any amounts outstanding under the CDnow Working Capital Facility or any CDnow Financing on the Closing Date. Each such guarantee shall provide for an absolute and unconditional guarantee, as principal and not as surety, of (i) in the case of the Time Warner and SMEI guarantees, one-half of Holdco's obligations under the Guaranteed Facility, and
(ii) in the case of the Sony Capital Corporation guarantee, all of SMEI's obligations under the foregoing Sony guarantee, and will provide the guarantor with full rights of subrogation in respect of any payments made pursuant to such guarantee.

            (b) In the event that the Transactions shall not have been consummated prior to December 15, 1999, Columbia House, or, in their sole discretion, Time Warner and SMEI severally (on a 50-50 basis), shall make available to CDnow, on and as of such date, a credit facility for working capital purposes (the "CDnow Working Capital Facility") in an amount equal to $30 million ($15 million from each of Time Warner and SMEI, in the case of a non-Columbia House facility); provided that the obligations of Columbia House, or Time Warner and SMEI shall be reduced, on a dollar-for-dollar basis, by the amount of any committed CDnow Financing. The terms of the CDnow Working Capital Facility shall be as set forth in the Interim Loan Documents. CDnow may issue warrants to purchase shares of CDnow Common Stock to any lender in respect of the CDnow Financing so long as (i) such warrants (the "CDnow Financing Warrants") (x) represent the right to acquire, in the aggregate, not more than a number of shares of CDnow Common Stock having a Market Value (as defined below) at the time of issuance of such warrants equal to 10% of the principal amount of the








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                                                                              85


CDnow Financing and (y) by their terms provide that from and after the Effective Time such warrants shall only represent the right to receive, upon exercise, the amount and form of Merger Consideration the holder would have received in the Merger had such CDnow Financing Warrant been exercised immediately prior to the Effective Time (and no other consideration) and (ii) CDnow simultaneously issues to Time Warner and SMEI warrants on the same terms (including exercise price and tenor) as the CDnow Financing Warrants (provided that such warrants shall provide that (a) they shall not vest until, but shall become fully vested and exercisable immediately prior to, the Effective Time and (b) they shall be exercisable for shares of Holdco Class B Common Stock) and in an aggregate amount (to be split 50-50 between Time Warner and SMEI) representing the right to acquire an aggregate number of shares of CDnow Common Stock that is equal to the product of (x) 2.8462 and (y) the aggregate number of shares of CDnow Common Stock issuable under the CDnow Financing Warrants. For purposes of this Section 8.14(b), "Market Value" shall mean the average of the daily closing prices of CDnow Common Stock as reported on Nasdaq on each of the ten consecutive trading days ending with the trading day immediately preceding the date of issuance of the CDnow Financing Warrants.

            (c) On the Closing Date, each of Time Warner and Sony shall, or shall cause one or more of its affiliates to, contribute to Holdco cash in an amount previously agreed upon by the parties.

            SECTION 8.15. Initial Independent Directors of Holdco. The initial Independent Directors to hold office at the Effective Time shall be designated by the members of a committee consisting of the persons designated by the Time Warner Group as the initial Time Warner Directors (the "Time Warner Designees"), the persons designated by the Sony Group as the initial Sony Directors (the "Sony Designees") and Jason Olim. No person shall be designated as an initial Independent Director unless the Time Warner Designees and the Sony Designees agree to such designation. Capitalized terms used in this Section 8.15 and not otherwise defined have the meanings assigned to them in the Governance Agreement.

            SECTION 8.16. Transition Services. On the Closing Date SMEI and Holdco shall enter into a transition services agreement on terms, and in a form, mutually agreeable among CDnow, Sony and Time Warner.








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                                                                              86


                                   ARTICLE IX

                              Conditions Precedent

            SECTION 9.01. Conditions to Each Party's Obligation To Effect the Transactions. The obligation of each party to consummate the Transactions and any other transaction contemplated by this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Shareholder Approval. CDnow shall have obtained the CDnow Shareholder Approval.

            (b) Listing. The shares of Holdco Class A Common Stock issuable to CDnow's shareholders pursuant to this Agreement and under the CDnow Stock Plans and the CDnow Warrants shall have been approved for listing on Nasdaq, subject to official notice of issuance.

            (c) Antitrust. The waiting period (and any extension thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired, and the Canadian Competition Act Approval with respect to the Canadian Transactions shall have been received. Any consents, approvals and filings under any domestic or foreign antitrust law, the absence of which would prohibit the consummation of the Transactions, shall have been obtained or made.

            (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect; provided, however, that prior to asserting this condition, subject to Section 8.03, each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

            (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Holdco shall have received all state securities or "blue sky" authorizations and all authorizations under the laws of any foreign country necessary to issue Holdco Common Stock and the Voting Preferred Share pursuant to the Transactions.








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                                                                              87


            (f) Required Third-Party Consents. All necessary consents, approvals or waivers from third parties to the Transactions shall have been obtained, except for those the failure of which to obtain, individually and in the aggregate, are not reasonably likely to have a CDnow Material Adverse Effect or a Columbia House Entities Material Adverse Effect, as the case may be; provided, however, that prior to asserting this condition, subject to Section 8.03, each of the parties shall have used commercially reasonable efforts to obtain such consent, approval or waiver.

            SECTION 9.02. Conditions to Obligations of Time Warner and Sony. The obligations of Time Warner and Sony to consummate the Transactions and any other transaction contemplated by this Agreement are further subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of CDnow in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Time Warner and Sony shall have received a certificate signed on behalf of CDnow to such effect, in each case signed by the chief executive officer and the chief financial officer of CDnow.

            (b) Performance of Obligations of CDnow and its Subsidiaries. CDnow and each CDnow Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement and under the Master Canadian Transaction Agreement on or prior to the Closing Date, and Time Warner and Sony shall have received a certificate signed on behalf of CDnow by the chief executive officer and the chief financial officer of CDnow to such effect. Holdco shall have performed in all material respects all obligations required to be performed by it under the Master Canadian Transaction Agreement on or prior to the Closing Date, and Time Warner and Sony shall have received a certificate signed on behalf of Holdco by the chief executive officer and the chief financial officer of Holdco, who shall also be officers of CDnow, to such effect.








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            (c) No Governmental Proceedings. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, (i) challenging the acquisition by Time Warner, Time Warner Canada, Sony or Sony Canada or any of their respective subsidiaries or affiliates of any Holdco Common Stock or CDnow Common Stock, seeking to restrain or prohibit the consummation of the Transactions or seeking to obtain from Time Warner, Time Warner Canada, Sony, Sony Canada, any Columbia House Entity or CDnow any damages that are material in relation to CDnow and the CDnow Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by Holdco, CDnow, any Columbia House Entity, Time Warner or Sony or any of their respective subsidiaries or affiliates of any material portion of the business or assets of Holdco, CDnow, any Columbia House Entity, Time Warner or Sony or any of their respective subsidiaries or affiliates, or to compel Holdco, CDnow, any Columbia House Entity, Time Warner or Sony or any of their respective subsidiaries or affiliates to dispose of or hold separate any material portion of the business or assets of Holdco, CDnow, any Columbia House Entity, Time Warner or Sony or any of their respective subsidiaries or affiliates, as a result of the Merger or any other Transaction, (iii) seeking to impose limitations on the ability of Holdco, Time Warner, Time Warner Canada, Sony or Sony Canada, or any of their respective subsidiaries or affiliates, to acquire or hold, or exercise full rights of ownership of, any equity interests in Holdco, CDnow, any Columbia House Entity or any of their respective subsidiaries, including limitations on the ability of Time Warner, Time Warner Canada, Sony or Sony Canada, or any of their respective subsidiaries or affiliates, to vote Holdco Common Stock or instruct the voting trustee as to voting the Voting Preferred Share on all matters properly presented to the stockholders of Holdco, or limitations on the ability of Holdco to vote CDnow Common Stock on all matters properly presented to the shareholders of CDnow, (iv) seeking to prohibit Time Warner or Sony or any of their respective subsidiaries or affiliates from effectively controlling in any material respect the business or operations of Holdco, CDnow, any Columbia House Entity, and their respective subsidiaries or affiliates or (v) which otherwise is reasonably likely to have a CDnow Material Adverse Effect; provided, however, that the provisions of this Section 9.02(b) shall not be applicable to any suit, action or proceeding by any Mexican Governmental Entity.

            (d) Absence of CDnow Material Adverse Effect. Except as disclosed in the Filed CDnow SEC Documents or in the CDnow Disclosure Letter, since December 31, 1998, there shall not have been any event, change, effect or development








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that, individually or in the aggregate, has had or could reasonably be expected to have a CDnow Material Adverse Effect.

            (e) CDnow Board. Each director of CDnow shall have resigned.

            (f) Tax Opinion. Time Warner shall have received a written opinion, dated as of the Closing Date, from Cravath, Swaine & Moore, and Sony shall have received a written opinion, dated as of the Closing Date, from Dewey Ballantine LLP, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Time Warner Contribution and the Sony Contribution, respectively, will qualify as exchanges governed by the provisions of Section 351 of the Code; it being understood that in rendering their respective opinions, such tax counsel shall be entitled to rely upon representations reasonably requested by such counsel from the parties to this Agreement.

            (g) Letters from CDnow Affiliates. Time Warner and Sony shall have received from each person named in the letter referred to in Section 8.10 an executed copy of an agreement substantially in the form of Exhibit R attached hereto.

            (h) Transaction Agreements. Each person, other than Time Warner and Sony (and their respective affiliates), shall have executed and delivered to Time Warner and Sony a counterpart to each Transaction Agreement to which it is a party.

            (i) Dissenters Rights. The shares of CDnow Common Stock held by all persons who comply with all the provisions of the PBCL concerning the right of any holder of shares of CDnow Common Stock to dissent from the Merger and obtain payment of the fair market value of such holders' shares of CDnow Common Stock shall constitute less than 5% of the issued and outstanding shares of CDnow Common Stock immediately prior to the Effective Time.

            SECTION 9.03. Conditions to Obligations of CDnow. The obligation of the CDnow to consummate the Transactions and any other transaction contemplated by this Agreement is further subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of Time Warner and Sony in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true








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                                                                              90


and correct in all material respects, as of the date of this Agreement and on the Closing Date as though made on and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). CDnow shall have received a certificate from each of Time Warner and Sony to such effect, in each case signed by two executive officers of Time Warner or Sony, as applicable.

            (b) Performance of Obligations of Time Warner and Sony. Time Warner and Sony shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date, and CDnow shall have received certificates from Time Warner and Sony to such effect, in each case signed by two executive officers of Time Warner or Sony, as applicable. Time Warner Canada and Sony Canada shall have performed in all material respects all obligations required to be performed by them under the Master Canadian Transaction Agreement on or prior to the Closing Date, and CDnow shall have received certificates from Time Warner Canada and Sony Canada to such effect, in each case signed by two executive officers of Time Warner Canada or Sony Canada, as applicable.

            (c) Absence of Columbia House Entities Material Adverse Effect. Except as disclosed in the Columbia House Disclosure Letter, since December 18, 1998, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Columbia House Entities Material Adverse Effect.

            (d) Tax Opinion. CDnow shall have received a written opinion, dated as of the Closing Date, from Morgan, Lewis & Bockius LLP to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will qualify as an exchange governed by the provisions of
Section 351 of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon representations reasonably requested by such counsel from the parties to this Agreement.

            (e) Transaction Agreements. Each person, other than CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II (and their affiliates), shall have executed








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and delivered to CDnow a counterpart to each Transaction Agreement to which it is a party.

            (f) Contribution of Notes; Contribution of Cash and Repayment of Notes. Each of Time Warner and SMEI shall have either (i) contributed to the capital of each applicable Columbia House Entity the Notes of such Columbia House Entity dated March 1994 and December 29, 1994, held by Time Warner or SMEI, as applicable, and such Notes shall have been canceled with no cost or expense to any of the Columbia House Entities or (ii) contributed to the capital of each applicable Columbia House Entity an amount in cash sufficient to repay in full the principal of, accrued and unpaid interest on and premium, if any, with respect to the Notes of such Columbia House Entity dated March 1994 and December 29, 1994, held by Time Warner or SMEI, as applicable, and such Notes shall have been repaid in full.

            (g) Guaranteed Credit Facility. The closing of the Guaranteed Facility shall occur concurrently with the Closing.

                                    ARTICLE X

                        Termination, Amendment and Waiver

            SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the CDnow Shareholder Approval:

            (a) by mutual written consent of Time Warner, Sony and CDnow;

            (b) by either Time Warner and Sony, on the one hand, or CDnow, on the other hand:

                  (i) if the Merger, the Contributions and the other
            Transactions are not consummated on or before March 13, 2000 (the "Outside Date"), unless the failure to consummate the Transactions is the result of a breach of any Transaction Agreement by the party seeking to terminate this Agreement or any affiliate of such party; provided, however, that the passage of such period shall be tolled for any part thereof during which any party or any of its affiliates shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Transactions;








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                  (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (iii) if the CDnow Shareholder Approval shall not have been obtained at the CDnow Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

            (c) by Time Warner and Sony, if CDnow or any CDnow Subsidiary breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in any Initial Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.02(a) or 9.02(b) and (ii) cannot be or has not been cured within 20 business days after the giving of written notice to CDnow of such breach (provided that neither Time Warner nor Sony nor any of their respective affiliates is then in breach of any representation, warranty or covenant contained in any Initial Agreement);

            (d) by Time Warner and Sony:

                  (i) if CDnow or any of its directors or officers shall breach
            Section 7.02;

                  (ii) if CDnow, or the CDnow Board or any committee thereof, in violation of Section 7.02, (A) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to Time Warner, Sony or any of the Columbia House Entities, the approval or recommendation by such Board or any such committee of this Agreement, any other Transaction Agreement, the Merger or any other Transaction, or (B) without the prior written consent of Time Warner and Sony in their sole discretion, (x) causes CDnow or any CDnow Subsidiary to enter into any Acquisition Agreement related to any CDnow Takeover Transaction or (y) approves or recommends, or proposes publicly to approve or recommend, any CDnow Takeover Transaction;

                  (iii) if CDnow or any of its directors or officers shall make any disclosure to the shareholders of CDnow permitted pursuant to
            Section 7.02(d) that has the effect of








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                                                                              93


            (x) withdrawing, modifying or changing the approval or recommendation of the CDnow Board or any committee thereof of this Agreement, the other Transaction Agreements or the Transactions in a manner adverse to Time Warner, Sony, Pennsylvania Sub, Time Warner Canada or Sony Canada, (y) approving or recommending to the shareholders of CDnow a CDnow Takeover Transaction or (z) approving or recommending that the shareholders of CDnow tender their shares of CDnow Common Stock into any tender offer or exchange offer that is a CDnow Takeover Proposal or is related thereto; or

                  (iv) if any person shall have consummated a tender offer or an exchange offer constituting a CDnow Takeover Transaction;

            (e) by CDnow, if any of Time Warner, Sony, Time Warner Canada or Sony Canada breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in any Initial Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.03(a) or 9.03(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Time Warner, Sony, Time Warner Canada or Sony Canada, as applicable, of such breach (provided that CDnow is not then in breach of any representation, warranty or covenant in any Initial Agreement); or

            (f) during the Initial Period, by CDnow in accordance with Section 7.02(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, CDnow shall have complied with all of the provisions of Section 7.02, including the notice provisions therein, and with applicable requirements, including prior payment of the Termination Fee, of Section 8.07.

            SECTION 10.02. Effect of Termination. In the event of termination of this Agreement by CDnow or Time Warner and Sony as provided in Section 10.01,
(i) this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CDnow, Time Warner or Sony other than
Section 3.14, Section 4.14, the last sentence of Section 8.02(a), Section 8.07, this Section 10.02 and Article XI, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties or covenants








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set forth in any Transaction Agreement and (ii) the Master Canadian Transaction
Agreement shall simultaneously become void and have no effect, without any liability or obligation on the part of Holdco, Columbia House Canada, Time Warner Canada or Sony Canada other than Article 7 thereof, which provisions shall survive such termination.

            SECTION 10.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the CDnow Shareholder Approval; provided, however, that after receipt of the CDnow Shareholder Approval, there shall be made no amendment that by law requires further approval by the shareholders of CDnow without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

            SECTION 10.04. Extension; Waiver. At any time prior to the Effective Time, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties,
(b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 10.03, waive compliance with any of the agreements or conditions contained in this Agreement or the Master Canadian Transaction Agreement. Except as otherwise provided in Section 7.01(e), any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            SECTION 10.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 10.01, an amendment of this Agreement pursuant to Section 10.03 or an extension or waiver pursuant to Section 10.04 (other than a waiver pursuant to Section 7.01(e)) shall, in order to be effective, require in the case of Time Warner, Sony or CDnow, action by its Board of Directors or the duly authorized designee of its Board of Directors.








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                                   ARTICLE XI

                               General Provisions

            SECTION 11.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 11.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            SECTION 11.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Time Warner, to

                  Time Warner Inc.
                  75 Rockefeller Plaza
                  New York, New York 10019

                  Attention: General Counsel

                  with a copy to:

                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, New York 10019

                  Attention: Faiza J. Saeed, Esq.

                  and:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019

                  Attention: James H. Schwab, Esq.

            (b)   if to Sony, to

                  Sony Corporation of America
                  550 Madison Avenue
                  New York, New York 10022








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                  Attention: Executive Vice President and
                             Chief Financial Officer

                  with a copy to:

                  Sony Corporation of America
                  550 Madison Avenue
                  New York, New York 10019

                  Attention: Vice President,
                             Legal Department

                  and:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York 10019

                  Attention: Morton A. Pierce, Esq.

                  and:

                  Rosenman & Colin
                  575 Madison Avenue
                  New York, New York 10022

                  Attention: H. Paul Burak, Esq.

            (c)   if to CDnow, to

                  CDnow, Inc.
                  1005 Virginia Drive
                  Ft. Washington, Pennsylvania 19034

                  Attention: General Counsel

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  1701 Market Square
                  Philadelphia, Pennsylvania 19103

                  Attention: James W. McKenzie, Jr., Esq.

            SECTION 11.03. Definitions. For purposes of this Agreement:

            An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.








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            A "material adverse effect" on a party means a material adverse effect on the business, assets, condition (financial or otherwise), or results of operations of such party and its subsidiaries, taken as a whole.

            A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

            A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

            SECTION 11.04. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of either the CDnow Disclosure Letter or the Columbia House Entities Disclosure Letter shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section relates.

            SECTION 11.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

            SECTION 11.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall








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be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 11.07. Entire Agreement; No Third-Party Beneficiaries. The Transaction Agreements, taken together with the Strategic Commitments Letter, the CDnow Disclosure Letter, the Columbia House Disclosure Letter, the Time Warner Disclosure Letter and the Sony Disclosure Letter and any other agreement entered into by the parties hereto contemporaneously herewith (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of Article II, Section 8.04 and Section 8.06, are not intended to confer upon any person other than the parties any rights or remedies.

            SECTION 11.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of the Commonwealth of Pennsylvania are mandatorily applicable to the Merger; provided, however, that the laws of the respective states of incorporation of each of the parties hereto shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its Board of Directors.

            SECTION 11.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 11.10. Enforcement. (a) Except as provided in Section 11.10(b), the parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except as provided in Section 11.10(b), the parties shall be entitled to an injunction or injunctions to prevent breaches of any Transaction Agreement and to enforce specifically the terms and provisions of any Transaction Agreement in any








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New York state court or, any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of any Transaction Agreement or any Transaction (other than in respect of the Strategic Commitments Letter to the extent provided in Section 11.10(b)) (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to any Transaction Agreement or any Transaction in any court other than any New York state court or any Federal court sitting in the State of New York and (iv) waives any right to trial by jury with respect to any action related to or arising out of any Transaction Agreement or any Transaction, including in respect of the Strategic Commitments Letter.

            (b) (i) In the event of any dispute, controversy or claim whatsoever arising out of or relating to the Strategic Commitments Letter, including the existence, satisfaction, termination or breach of any obligation under the Strategic Commitments Letter and the validity of the Strategic Commitments Letter or any provision thereof (any such dispute, controversy or claim, a "Strategic Commitments Dispute"), each of Time Warner, Sony and Holdco may initiate negotiations to resolve such Strategic Commitments Dispute by delivering to the other person or persons, as the case may be, with respect to which such Strategic Commitments Dispute has arisen written notice, which notice shall set forth a description of such Strategic Commitments Dispute and the relief requested. Upon receipt of such notice, the recipient or recipients thereof shall promptly prepare (but in no event later than 15 business days) and deliver to the person sending such notice, a written response, which response shall set forth the position of such recipient or recipients in respect of such Strategic Commitments Dispute and propose a resolution to such Strategic Commitments Dispute. If such Strategic Commitments Dispute shall fail to be resolved through such correspondence to the satisfaction of the claimant, then each of Time Warner, Sony and Holdco shall designate one senior officer to participate in discussions designed to resolve such Strategic Commitments Dispute, which discussions shall include an exchange of relevant information and perspectives and shall begin no later than 10 business days from receipt of such response.








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            (ii) In the event that such representatives are unable to resolve such Strategic Commitments Dispute through negotiation within 15 business days from the start of such discussions or such longer period as may be unanimously agreed among the three representatives, such Strategic Commitments Dispute shall be submitted within five business days thereafter to J-A-M-S/Endispute (or its successor) for nonbinding mediation (any such proceeding, a "Mediation") that shall be governed by and conducted in accordance with the following rules:

            (A) such Mediation shall be conducted in New York, New York before a single mediator (the "Mediator") selected by a senior officer of J-A-M-S/Endispute (or its successor);

            (B) each of the parties to such Strategic Commitments Dispute shall deliver to the Mediator a written description of such Strategic Commitments Dispute and the relief requested; and

            (C) any statements made or documents provided to the Mediator by Time Warner, Sony or Holdco (or any of their respective agents or representatives) shall simultaneously be delivered to each other such person.

The Mediation shall be completed within 30 calendar days after submission to J-A-M-S/Endispute (or its successor).

            (iii) In the event that Strategic Commitments Dispute is not resolved through Mediation, all information, events and all other matters from the Mediation shall be disregarded in their entirety, and such Strategic Commitments Dispute shall be determined in a binding arbitration proceeding (any such proceeding, an "Arbitration") that shall be governed by and conducted in accordance with the following rules:

            (A) such Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association;

            (B) such Arbitration shall be conducted in New York, New York before a panel of three arbitrators (the "Arbitrators") (each of whom shall be a lawyer duly admitted to practice law in the State of New York), which Arbitrators shall be selected by the parties to such Strategic Commitments Dispute (and shall be reasonably acceptable to any of Time Warner, Sony or Holdco that is not a party to such Strategic Commitments Dispute); in the event that the parties








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      fail to select such Arbitrators within 30 calendar days after the conclusion or termination of such Mediation, then the New York Regional Director of the American Arbitration Association shall select the Arbitrators upon receipt of a written request from any party to such Strategic Commitments Dispute within 30 calendar days of receipt of such request; unless otherwise agreed by the parties to such Strategic Commitments Dispute, none of the Arbitrators shall have been a Mediator;

            (C) each of the parties to such Strategic Commitments Dispute shall deliver to the Arbitrators a written description of such Strategic Commitments Dispute and the relief requested within 30 calendar days of the appointment of the Arbitrators;

            (D) a hearing (an "Arbitration Hearing") designed to resolve such Strategic Commitments Dispute shall be held in accordance with the Commercial Arbitration Rules of the American Arbitration Association and shall commence within 45 calendar days following the submissions contemplated in clause (C) above;

            (E) any statements made or documents provided to the Arbitrators by Time Warner, Sony or Holdco (or any of their respective agents or representatives) shall simultaneously be delivered to each other such person;

            (F) each of Time Warner, Sony and Holdco may submit to the Arbitrators such proposed findings and conclusions as such person shall deem necessary or appropriate;

            (G) at the conclusion of such Arbitration (which shall be conducted as expeditiously as reasonably practicable by the American Arbitration Association), the Arbitrators shall deliver a written decision (the "Arbitration Decision") to each of Time Warner, Sony and Holdco that shall set forth therein with particularity the Arbitrators' determinations with respect to such Strategic Commitments Dispute; the Arbitrators shall not have the power to award punitive or exemplary damages;

            (H) the Arbitration Decision shall be final, binding and conclusive on each of Time Warner, Sony and Holdco, and all other parties thereto, with no right of appeal or judicial review therefrom in respect of TWI, Sony Corporation or Holdco, or any other party thereto;








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            (I) the Arbitrators shall, upon the written application of Time
      Warner, Sony or Holdco, or any other party to the Arbitration, have the right and jurisdiction to resolve all disputes with respect to the interpretation, application or implementation of the Arbitration Decision, and any determinations made by the Arbitrators pursuant to this clause (I) shall have the same force and effect as such Arbitration Decision; and

            (J) any proceeding seeking a judgment confirming any Arbitration Decision may only be brought in a New York state court or in any Federal court located in the State of New York; provided, however, that following the entry of judgment, it may be registered and enforced in any other jurisdiction pursuant to that jurisdiction's laws and procedures.

            (iv) THE PROVISIONS FOR NEGOTIATION, MEDIATION AND ARBITRATION SET FORTH IN THIS SECTION 11.10(B) SHALL CONSTITUTE THE SOLE AND EXCLUSIVE REMEDY FOR ANY AND ALL STRATEGIC COMMITMENT DISPUTES, REGARDLESS OF THE NATURE OF THE CONDUCT GIVING RISE TO ANY STRATEGIC COMMITMENTS DISPUTE, AND THE CONCLUSIONS REACHED UPON ANY SUCH NEGOTIATION, MEDIATION OR ARBITRATION SHALL BE FINAL, BINDING AND CONCLUSIVE ON ALL PERSONS FOR ALL PURPOSES, AND ANY AND ALL RIGHT TO SEEK MODIFICATION OR VACATION OF ANY ARBITRATION DECISION (OR ANY OTHER REMEDY) UNDER SECTION 7511 OF THE CIVIL PRACTICE LAW AND RULES OF THE








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STATE OF NEW YORK, OR ANY SUCCESSOR OR SIMILAR RULE, OR OTHERWISE, SHALL BE
WAIVED BY EACH OF THE PARTIES TO ANY STRATEGIC COMMITMENTS DISPUTE.

            IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement, all as of the date first written above.


                                        TIME WARNER INC.,

                                          by /s/ RICHARD J. BRESSLER
                                             -----------------------------------
                                             Name: RICHARD J. BRESSLER
                                             Title: Executive Vice President
                                                    and Chief Financial Officer


                                        SONY CORPORATION OF AMERICA,

                                          by /s/ HOWARD STRINGER
                                             -----------------------------------
                                             Name:  HOWARD STRINGER
                                             Title: Chairman and Chief
                                                    Executive Officer

                                        CDNOW, INC.,

                                          by /s/ JASON OLIM
                                             -----------------------------------
                                             Name:  JASON OLIM
                                             Title: President and Chief
                                                    Executive Officer


                                        DELAWARE HOLDCO CORPORATION,

                                          by /s/ JASON OLIM
                                             -----------------------------------
                                             Name:  JASON OLIM
                                             Title: President and Chief
                                                    Executive Officer




                                        PENNSYLVANIA SUBSIDIARY, INC.

                                          by /s/ JASON OLIM
                                             -----------------------------------
                                             Name:  JASON OLIM
                                             Title: President and Chief
                                                    Executive Officer










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                                                                             104


                                        DELAWARE SUB I L.L.C.,

                                          by /s/ JASON OLIM
                                             -----------------------------------
                                             Name:  JASON OLIM
                                             Title: President and Chief
                                                    Executive Officer


                                        DELAWARE SUB II L.L.C.,

                                          by /s/ JASON OLIM
                                             -----------------------------------
                                             Name:  JASON OLIM
                                             Title: President and Chief
                                                    Executive Officer